                                                                    Exhibit 99.1





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                                CREDIT AGREEMENT


                                      among


                            COLE VISION CORPORATION,
                            THINGS REMEMBERED, INC.,
                            COLE GIFT CENTERS, INC.,
                                  PEARLE, INC.
                                       and
                           PEARLE SERVICE CORPORATION,


                               The Several Lenders
                        from Time to Time Parties Hereto,


                                       and


                       CANADIAN IMPERIAL BANK OF COMMERCE,
                             as Administrative Agent


                          Dated as of November 15, 1996



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



                                TABLE OF CONTENTS
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SECTION 1.  DEFINITIONS.....................................................  2
         1.1  Defined Terms.................................................  2
         1.2  Other Definitional Provisions................................. 26

SECTION 2.  AMOUNT AND TERMS OF REVOLVING CREDIT
         COMMITMENTS........................................................ 26
         2.1  Revolving Credit Commitments.................................. 27
         2.2  Revolving Credit Notes........................................ 27
         2.3  Procedure for Revolving Credit Borrowing...................... 27
         2.4  Commitment Fees; Other Fees................................... 28
         2.5  Termination or Reduction of Revolving Credit Commitments...... 28
         2.6  Repayment of Revolving Credit Loans........................... 29

SECTION 3.  LETTERS OF CREDIT............................................... 30
         3.1  L/C Commitment................................................ 30
         3.2  Procedure for Issuance of Letters of Credit................... 30
         3.3  Fees, Commissions and Other Charges........................... 31
         3.4  L/C Participations............................................ 31
         3.5  Reimbursement Obligation of the Borrowers..................... 32
         3.6  Obligations Absolute.......................................... 33
         3.7  Letter of Credit Payments..................................... 33
         3.8  Application................................................... 33

SECTION 4.  GENERAL PROVISIONS.............................................. 34
         4.1  Interest Rates and Payment Dates.............................. 34
         4.2  Optional Prepayments.......................................... 34
         4.3  Mandatory Prepayments and Reduction of Revolving Credit
                  Commitments............................................... 34
         4.4  Conversion and Continuation Options........................... 36
         4.5  Minimum Amounts and Maximum Number of Tranches................ 37
         4.6  Computation of Interest and Fees.............................. 37
         4.7  Inability to Determine Interest Rate.......................... 38
         4.8  Pro Rata Treatment and Payments............................... 38
         4.9  Illegality.................................................... 39
         4.10  Requirements of Law.......................................... 39
         4.11  Taxes........................................................ 40
         4.12  Indemnity.................................................... 42
         4.13  Change of Lending Office; Replacement of Lenders............. 43

SECTION 5.  REPRESENTATIONS AND WARRANTIES.................................. 44
         5.1  Financial Condition........................................... 44
         5.2  No Change; Solvency........................................... 45
         5.3  Corporate Existence; Compliance with Law...................... 46
         5.4  Corporate Power; Authorization; Enforceable Obligations....... 46

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                                      - i -



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
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         5.5  No Legal Bar.................................................. 47
         5.6  No Material Litigation........................................ 47
         5.7  No Default.................................................... 47
         5.8  Ownership of Property; Liens.................................. 47
         5.9  Intellectual Property......................................... 47
         5.10  No Burdensome Restrictions................................... 48
         5.11  Taxes........................................................ 48
         5.12  Federal Reserve Regulations.................................. 48
         5.13  ERISA........................................................ 48
         5.14  Collateral................................................... 48
         5.15  Investment Company Act; Other Regulations.................... 49
         5.16  Subsidiaries and Joint Ventures.............................. 49
         5.17  Purpose of Revolving Credit Loans............................ 49
         5.18  Environmental Matters........................................ 49
         5.19  Regulation H................................................. 50
         5.20  No Material Misstatements.................................... 51

SECTION 6.  CONDITIONS PRECEDENT............................................ 51
         6.1  Conditions to Initial Extension of Credit..................... 51
         6.2  Conditions to Each Extension of Credit........................ 55

SECTION 7.  AFFIRMATIVE COVENANTS........................................... 56
         7.1  Financial Statements.......................................... 56
         7.2  Certificates; Other Information............................... 57
         7.3  Payment of Obligations........................................ 58
         7.4  Conduct of Business and Maintenance of Existence.............. 58
         7.5  Maintenance of Property; Insurance............................ 59
         7.6  Inspection of Property; Books and Records; Discussions........ 59
         7.7  Notices....................................................... 60
         7.8  Environmental Laws............................................ 61
         7.9  Further Assurances............................................ 62
         7.10  Mortgages; Additional Collateral............................. 62
         7.11  September 30, 1996 Financial Statements of Pearle............ 63

SECTION 8.  NEGATIVE COVENANTS.............................................. 64
         8.1  Financial Condition Covenants................................. 64
         8.2  Limitation on Indebtedness.................................... 66
         8.3  Limitation on Liens........................................... 67
         8.4  Limitation on Guarantee Obligations........................... 68
         8.5  Limitation on Fundamental Changes............................. 69
         8.6  Limitation on Sale of Assets.................................. 69
         8.7  Limitation on Dividends....................................... 69
         8.8  Limitation on Capital Expenditures............................ 70
         8.9  Limitation on Investments, Loans and Advances................. 71
         8.10  Limitation on Transactions with Affiliates................... 71
         8.11  Limitation on Changes in Fiscal Year......................... 71

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
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         8.12  Limitation on Negative Pledge Clauses........................ 71
         8.13  Limitation on Lines of Business.............................. 72
         8.14  Limitations on Currency and Commodity Hedging Transactions... 72
         8.16  Changes to Cash Management Collection System................. 72

SECTION 9.  EVENTS OF DEFAULT............................................... 72

SECTION 10.  THE ADMINISTRATIVE AGENT....................................... 76
         10.1  Appointment.................................................. 76
         10.2  Delegation of Duties......................................... 77
         10.3  Exculpatory Provisions....................................... 77
         10.4  Reliance by Administrative Agent............................. 77
         10.5  Notice of Default............................................ 77
         10.6  Non-Reliance on Administrative Agent and Other Lenders....... 78
         10.7  Indemnification.............................................. 78
         10.8  Administrative Agent in Its Individual Capacity.............. 79
         10.9  Successor Administrative Agent............................... 79
         10.10  Issuing Lender.............................................. 79
         10.11  Releases of Guarantees and Collateral....................... 79

SECTION 11.  MISCELLANEOUS.................................................. 80
         11.1  Amendments and Waivers....................................... 80
         11.2  Notices...................................................... 81
         11.3  No Waiver; Cumulative Remedies............................... 81
         11.4  Survival of Representations and Warranties................... 82
         11.5  Payment of Expenses and Taxes................................ 82
         11.6  Successors and Assigns; Participations and Assignments....... 83
         11.7  Adjustments; Set-off......................................... 85
         11.8  Counterparts................................................. 86
         11.9  Severability................................................. 86
         11.10  Integration................................................. 86
         11.11  GOVERNING LAW............................................... 86
         11.12  Submission To Jurisdiction; Waivers......................... 86
         11.13  Acknowledgements............................................ 87
         11.14  WAIVERS OF JURY TRIAL....................................... 87
         11.15  Confidentiality............................................. 87

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                                     - iii -




     SCHEDULES

         I         Revolving Credit Commitments and Addresses
         II        Applicable Margin Calculation for Revolving Credit Loans
         5.4       Consents
         5.5       Material Contracts; Court Orders and Decrees
         5.8       Owned Real Properties
         5.14      Equipment and Inventory of Borrowers and Subsidiaries
         5.16      Subsidiaries and Joint Ventures
         8.2(d)    Permitted Indebtedness
         8.3(h)    Permitted Liens
         8.4(a)    Permitted Guarantee Obligations


      EXHIBITS

         A         Form of Revolving Credit Note
         B-1       Form of Guarantee and Collateral Agreement
         B-2       Form of Copyright, Patent and Trademark Security Agreement
         B-3       Form of CNG Guarantee and Cash Collateral Agreement
         C         Form of Borrowing Certificate
         D         Form of Opinion of Counsel to Borrowers
         E         Form of U.S. Tax Compliance Certificate
         F         Form of Assignment and Acceptance
         G         Form of Borrowing Base Certificate
         H         Form of Compliance Package
         I         Form of Borrowing Notice
         J         Form of Continuation/Conversion Notice

                  CREDIT AGREEMENT, dated as of November 15, 1996, among COLE VISION CORPORATION, a Delaware corporation ("COLE VISION"), THINGS REMEMBERED, INC., a Delaware corporation ("THINGS REMEMBERED"), COLE GIFT CENTERS, INC., a Delaware corporation ("COLE GIFTS"), PEARLE, INC., a Delaware corporation ("PEARLE") and PEARLE SERVICE CORPORATION, a Delaware corporation ("PSC"; Cole Vision, Things Remembered, Cole Gifts, Pearle and PSC each being referred to as a "BORROWER" and collectively as the "BORROWERS"), the several banks and other financial institutions from time to time parties to this Agreement (collectively, the "LENDERS") and CANADIAN IMPERIAL BANK OF COMMERCE, a Canadian-chartered bank acting through its New York Agency, as administrative agent for the Lenders hereunder (in such capacity, the "ADMINISTRATIVE AGENT").


                              W I T N E S S E T H :
                              ---------------------

                  WHEREAS, Cole National Corporation, a Delaware corporation ("CNC"), intends to acquire all of the capital stock of Pearle and PSC for an aggregate purchase price in cash of $220,000,000 (such transaction hereinafter called the "ACQUISITION"); and

                  WHEREAS, simultaneously with the closing of the Acquisition,
(i) CNC will sell Pearle's European business (the "EUROPEAN BUSINESS"), operated through Pearle B.V., to HAL Investments B.V. and certain members of Pearle B.V.'s management for a purchase price in cash of approximately 96,477,350 Netherlands Guilders and a promissory note in the principal amount of 6,442,650 Netherlands Guilders in a transaction or transactions pursuant to which CNC will retain a minority interest in the European Business and (ii) CNC will sell all of the capital stock of Pearle and PSC to its wholly-owned subsidiary, Cole National Group, Inc., a Delaware corporation ("CNG"; such transactions, collectively with the Acquisition, the "TRANSACTION"); and

                  WHEREAS, in connection with the Transaction, the Borrowers have requested the Lenders to establish a revolving credit facility in the amount of $75,000,000 (the "REVOLVING CREDIT FACILITY"), pursuant to which revolving credit loans may be made, jointly and severally, to the Borrowers and Letters of Credit (as hereinafter defined) may be issued for the joint and several account of the Borrowers; and

                  WHEREAS, the proceeds of the Revolving Credit Facility will be used by the Borrowers for the general corporate purposes of the Borrowers and their Subsidiaries (as hereinafter defined) in the ordinary course of business; and

                  WHEREAS, the Administrative Agent and the Lenders are willing to provide the Revolving Credit Facilities to the Borrowers upon the terms and subject to the conditions set forth herein;

                  NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

                  1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such terms to be equally applicable to the singular and plural forms thereof):

                  "ABR LOANS": Revolving Credit Loans the rate of interest applicable to which is based upon the CIBC Alternate Base Rate.

                  "ACCOUNT": as defined in the Uniform Commercial Code as in effect in the State of New York; and, with respect to the Borrowers and their Subsidiaries, all such Accounts of such Persons, whether now existing or existing in the future, including, without limitation (i) all accounts receivable of such Person including, without limitation, all accounts created by or arising from all of such Person's sales of goods or rendition of services made under any of its trade names, or through any of its divisions, (ii) all unpaid rights of such Person (including rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom, (iii) all rights to any goods represented by any of the foregoing, including returned or repossessed goods and (iv) all reserves and credit balances held by such Person with respect to any such accounts receivable or any Obligors.

                  "ACQUISITION": as defined in the recitals hereto.

                  "ADJUSTED INTEREST COVERAGE RATIO": as of the end of each fiscal quarter of CNG, with respect to CNG and its Subsidiaries on a Consolidated basis, the ratio of (a) EBITDAR for the twelve month period ending on such date to (b) the sum of (i) the aggregate amount paid in cash during the twelve month period ending on such date in respect of items of Interest Expense and (ii) Rental Expense for the twelve month period ending on such date (in each case, after giving effect to the relevant Interim Adjustment).

                  "ADJUSTMENT DATE": each date on or after the first anniversary of the Closing Date that is the second Business Day following receipt by the Lenders of both (i) the financial statements required to be delivered pursuant to subsection 7.1(a) or 7.1(b), as applicable, for the most recently completed fiscal period and (ii) the related Compliance Certificate required to be delivered pursuant to subsection 7.2(b) with respect to such fiscal period.

                  "ADMINISTRATIVE AGENT": CIBC, together with its affiliates, as the arranger of the Revolving Credit Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents.

                  "AFFILIATE": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

               "AGGREGATE OUTSTANDING REVOLVING CREDIT": as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and
          (b) such Lender's Revolving Credit Commitment Percentage of the L/C Obligations then outstanding.

               "AGREEMENT": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

               "APPLICABLE MARGIN": as applied to a given Type of Revolving Credit Loan, the rate per annum determined as follows: during the period from the Closing Date until the first Adjustment Date, the Applicable Margin in respect of Revolving Credit Loans shall equal (i) with respect to ABR Loans, .25% per annum and (ii) with respect to Eurodollar Loans, 1.25% per annum; PROVIDED such Applicable Margin will be adjusted on each Adjustment Date to the applicable rate per annum set forth under the heading "ABR Loans Applicable Margin" or "Eurodollar Loans Applicable Margin" on Schedule II which corresponds to the Adjusted Interest Coverage Ratio determined from the financial statements and Compliance Certificate relating to the end of the fiscal quarter immediately preceding such Adjustment Date; PROVIDED, FURTHER that in the event that the financial statements required to be delivered pursuant to subsection 7.1(a) or 7.1(b), as applicable, and the related Compliance Certificate required to be delivered pursuant to subsection 7.2(b), are not delivered when due, then

                    (a) if such financial statements and Compliance Certificate are delivered after the date such financial statements and Compliance Certificate were required to be delivered (without giving effect to any applicable cure period) and the Applicable Margin increases from that previously in effect as a result of the delivery of such financial statements and Compliance Certificate, then the Applicable Margin in respect of Revolving Credit Loans during the period from the date upon which such financial statements and Compliance Certificate were required to be delivered (without giving effect to any applicable cure period) until the date upon which they actually are delivered shall, except as otherwise provided in clause (c) below, be the Applicable Margin as so increased;

                    (b) if such financial statements and Compliance Certificate are delivered after the date such financial statements and Compliance

                  Certificate were required to be delivered and the Applicable Margin decreases from that previously in effect as a result of the delivery of such financial statements and Compliance Certificate, then such decrease in the Applicable Margin shall not become applicable until the date upon which such financial statements and Compliance Certificate actually are delivered; and

                           (c) if such financial statements and Compliance
                  Certificate are not delivered prior to the expiration of the applicable cure period, then, effective upon such expiration, for the period from the date upon which such financial statements and Compliance Certificate were required to be delivered (after the expiration of the applicable cure period) until two Business Days following the date upon which such financial statements and Compliance Certificate actually are delivered, the Applicable Margin in respect of Revolving Credit Loans shall be .25% per annum, in the case of ABR Loans, and 1.25% per annum, in the case of Eurodollar Loans.

                  "ASSIGNEE":  as defined in subsection 11.6(c).

                  "AVAILABLE REVOLVING CREDIT COMMITMENT": as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Revolving Credit Commitment at such time OVER (b) the sum of (i) the aggregate unpaid principal amount at such time of all Revolving Credit Loans made by such Lender and (ii) an amount equal to such Lender's Revolving Credit Commitment Percentage of the outstanding L/C Obligations at such time; collectively, as to all the Lenders, the "AVAILABLE REVOLVING CREDIT COMMITMENTS".

                  "BORROWER" and "BORROWERS": as defined in the preamble hereto.

                  "BORROWING BASE CERTIFICATE": as defined in subsection 7.2(e).

                  "BORROWING BASE": an amount, calculated on a monthly basis based upon the most recent Borrowing Base Certificate delivered pursuant to subsection 7.2(e), equal to the sum (without duplication) of (a) 80% of Eligible Accounts, (b) 50% of Eligible Inventory and (c) 25% of Eligible Property. All determinations in connection with the Borrowing Base shall be made by the Borrowers and certified to the Administrative Agent by a Responsible Officer of the Borrowers; PROVIDED, HOWEVER, that the Administrative Agent shall have the final right to review and adjust, in its reasonable judgment after consultation with the Borrowers, any such determination to the extent such determination is not in accordance with this Agreement. The Borrowing Base determined on the basis of any Borrowing Base Certificate shall remain in effect from and including the date on which such Borrowing Base Certificate is delivered, to but excluding the date on which the next Borrowing Base Certificate is delivered.

               "BORROWING BASE DEFICIENCY": a condition wherein the sum of (a) the aggregate principal amount of all Revolving Credit Loans outstanding at such time and (b) the aggregate amount of L/C Obligations outstanding at such time exceeds the Borrowing Base then in effect.

               "BORROWING DATE": any Business Day specified in a notice pursuant to subsection 2.3 or 3.2 as a date on which a Borrower requests the Lenders to make Revolving Credit Loans hereunder or the Issuing Lender to issue Letters of Credit hereunder.

               "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan, "Business Day" shall mean any Business Day on which dealings in Dollars between banks may be carried on in London, England and New York, New York.

               "CAPITAL EXPENDITURE": as defined in subsection 8.8.

               "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

               "CASH EQUIVALENTS": (i) marketable, direct obligations issued or guaranteed by the United States of America, or of any governmental agency or political subdivision thereof, maturing within 365 days of the date of purchase, (ii) Dollar-denominated time deposits and Dollar-denominated certificates of deposit (including eurodollar time deposits and certificates of deposit) maturing within 365 days of the date of purchase thereof issued by any United States or Canadian national, provincial or state (including the District of Columbia) banking institution having capital, surplus and undivided profits aggregating at least $250,000,000, or by any British, French, German, Japanese or Swiss national banking institution having capital, surplus and undivided profits aggregating at least $1,000,000,000, in each case that is (a) rated at least "A" by Standard & Poor's, a division of McGraw-Hill, Inc. ("S&P"), or at least "A-2" by Moody's Investors Service Inc. ("MOODY'S"), or (b) that is a Lender, (iii) commercial paper maturing within 270 days after the issuance thereof that has the highest credit rating of either of S&P or Moody's, (iv) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having the highest rating obtainable from either of S&P or Moody's, (v) tax exempted and tax advantaged instruments including, without limitation, municipal bonds, commercial paper, auction rate preferred stock and variable rate demand obligations with the highest short-term ratings by either of S&P or Moody's or a long-term debt rating of AAA from S&P, as applicable, (vi) repurchase agreements and reverse repurchase agreements with institutions described in clause (ii) above that are fully secured by obligations described in clause (i) above and (vii) investments not exceeding 365 days in duration in money market funds that invest substantially all of such funds' assets in the investments described in the preceding clauses (i) through (v).

               "CASH MANAGEMENT COLLECTION SYSTEM": as defined in subsection 6.1(j).

               "C/D PUBLISHED MOVING RATE": on any particular date, the latest three-week moving average of daily secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market lenders, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly for the three-week period ending on the previous Friday by the Administrative Agent on the basis of:

                           (a) such rates reported by certificate of deposit
                  dealers to and published by the Federal Reserve Bank of New York (as adjusted for reserves and assessments in the same manner as the C/D Quoted Rate); or

                           (b) if such publication shall be suspended or
                  terminated, the C/D Quoted Rate determined by the Administrative Agent on the basis of quotations for such rates by the Administrative Agent.

               "C/D QUOTED RATE": relative to any determination of the C/D Published Moving Rate in circumstances when publication of the rates referred to in clause (a) of the definition thereof has been suspended or terminated, the rate of interest per annum determined by the Administrative Agent to be the sum (rounded upward to the nearest 1/16th of 1%) of:

                           (a) the rate obtained by dividing (i) the average
                  (rounded upward to the nearest 1/16th of 1%) of the bid rates quoted to the Administrative Agent, in CIBC's secondary market at approximately 10:00 A.M., New York City time (or as soon thereafter as practicable), from time to time by three certificate of deposit dealers of recognized standing selected by the Administrative Agent in its reasonable discretion for the purchase at face value of three-month certificates of deposit of CIBC in an amount approximately equal or comparable to the amount of CIBC's portion of the Revolving Credit Loans outstanding hereunder with respect to which the C/D Quoted Rate is being determined by (ii) a percentage equal to 100% MINUS the average of the daily percentages specified during such period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any marginal reserve requirement) for a member bank of the Federal Reserve System in respect of liabilities consisting of or including (among other liabilities) three-month Dollar nonpersonal time deposits in the United States; and

                           (b) the daily average during such period of the net
                  annual assessment rates estimated by the Administrative Agent for determining the then current annual assessment payable by CIBC to the Federal Deposit Insurance Corporation for insuring Dollar deposits of CIBC in the United States.

               "CHANGE OF CONTROL": (i) any Person (including such Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the total voting or economic power of the Capital Stock of CNC and/or warrants or options to acquire such Capital Stock on a fully diluted basis, (ii) CNC consolidates with, or merges with or into, another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, CNC, in any such event pursuant to a transaction in which the outstanding Capital Stock of CNC is converted into or exchanged for cash, securities or other property, other than any such transaction where (a) (1) the outstanding common stock of CNC is not converted or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation) or is converted into or exchanged for Capital Stock of the surviving or transferee corporation (the "SURVIVING ENTITY") and (2) immediately after such transaction, no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than a majority of the total outstanding Capital Stock of the Surviving Entity, or (b) the holders of the Capital Stock of CNC outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Capital Stock of the surviving corporation immediately after such consolidation or merger, (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of CNC (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of CNC has been approved by 66 2/3% of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the board of directors of CNC, (iv) CNC shall cease to own and control, beneficially, all of the issued and outstanding Capital Stock of CNG or (v) CNG shall cease to own and control all of the issued and outstanding capital stock of each Borrower.

               "CIBC": Canadian Imperial Bank of Commerce, a Canadian-chartered bank, acting through its New York Agency.

               "CIBC ALTERNATE BASE RATE": on any particular date, a rate of interest per annum equal to the highest of:

                    (a) the rate of interest most recently announced by CIBC as its base rate in effect at its principal office in New York City (the "CIBC PRIME RATE");

                    (b) the Federal Funds Rate for such date plus 1/2 of 1%; and

                    (c) the CD Published Moving Rate most recently determined by
               CIBC plus 1%.

         The CIBC Alternate Base Rate is not necessarily intended to be the lowest rate of interest charged by CIBC in connection with extensions of credit.

               "CLEAN-DOWN AMOUNT": $10,000,000.

               "CLOSING DATE": the date on which the conditions precedent set forth in subsection 6.1 shall be satisfied.

               "CNC": as defined in the recitals hereto.

               "CNG": as defined in the recitals hereto.

               "CNG GUARANTEE AND CASH COLLATERAL AGREEMENT": the CNG Guarantee and Cash Collateral Agreement to be executed and delivered by CNG, substantially in the form of Exhibit B-3, as the same may be amended, supplemented or otherwise modified from time to time.

               "CNG NOTES": the 11-1/4% Senior Notes due 2001, in an original aggregate principal amount of $190,000,000, of CNG, as the same have been amended, supplemented or otherwise modified from time to time, and, following the Closing Date, as the same may be amended, supplemented or otherwise modified from time to time without violating
          Section 9(m).

               "CODE": the Internal Revenue Code of 1986, as amended from time to time.

               "COLE GIFTS:" as defined in the preamble hereto.

               "COLE VISION": as defined in the preamble hereto.

               "COLLATERAL": all assets (including assets constituting shares of Capital Stock) of the Loan Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

               "COMMITMENT LETTER": the Commitment Letter dated October 11, 1996 among CIBC, CIBC Wood Gundy Securities Corp. and CNG, as the same may be amended, supplemented or otherwise modified from time to time.

               "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with any Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes any Borrower and which is treated as a single employer under
          Section 414 of the Code.

               "COMPLIANCE CERTIFICATE": as defined in subsection 7.2(b).

               "COMPLIANCE PACKAGE": the Cole National Group, Inc. and Subsidiaries Consolidated Financial Statements and Supplementary Data, in substantially the form of Exhibit H.

               "CONSOLIDATED": when used in connection with any financial statements required to be delivered pursuant to subsection 7.1 or 7.11 or computation of the financial covenants set forth in subsections 8.1 and 8.8, means such term as it applies to CNG and its Subsidiaries on a consolidated basis, after eliminating all intercompany items.

               "CONSOLIDATED NET WORTH": of any Person, as of the date of determination, all items which in conformity with GAAP would be included under shareholders' equity on a consolidated balance sheet of such Person at such date; PROVIDED that, with respect to CNG, the following items shall be added back to Consolidated Net Worth (i) non-cash restructuring charges incurred during the fiscal years ending February 1, 1997 and January 31, 1998, to the extent deducted from the determination of Consolidated Net Worth and (ii) cash dividends paid by CNG to CNC, in an aggregate amount not to exceed $14,000,000, during the period from the Closing Date to January 31, 1998.

               "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

               "COPYRIGHT, PATENT AND TRADEMARK SECURITY AGREEMENT": the Copyright, Patent and Trademark Security Agreement to be executed and delivered by the Borrowers and certain Subsidiaries, substantially in the form of Exhibit B-2, as the same may be amended, supplemented or otherwise modified from time to time.

               "CORESTATES" as defined in subsection 6.1(a).

               "DEFAULT": any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

               "DEFAULTED ACCOUNT": any Account which has been or should have been charged-off as not collectable in conformity with the accounting policies of the Borrowers and their Subsidiaries as in effect from time to time.

               "DEFAULTING LENDER": at any time, any Lender that has defaulted, and at the time of determination continues to default, in its obligation to make available its Revolving Credit Commitment with respect to any Revolving Credit Loan.

               "DOLLARS" and "$": dollars in lawful currency of the United States of America.

               "EBITDA": for any period, with respect to CNG and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, an amount equal to the sum of (a) Net Income for such period, plus (b) income taxes, excluding income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales or other dispositions of assets permitted under subsection 8.6, plus (c) Interest Expense for such period, plus (d) depreciation for such period, plus (e) amortization for such period, plus (f) any other non-cash items (including minority interests) reducing Net Income for such period, plus (g) amortization of deferred financing costs and expenses for such period, minus (h) all non-cash items increasing Net Income for such period, minus (i) all cash payments made in such period in respect of restructuring charges deducted in calculating Net Income for such period or any prior period, PROVIDED that the first $10,000,000 of such cash payments made after the Closing Date shall not be required to be subtracted pursuant to this clause (i).

               "EBITDAR": for any period, with respect to CNG and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, an amount equal to the sum of EBITDA and Rental Expense for such period.

               "ELIGIBLE ACCOUNTS": at any time, an amount equal to the aggregate outstanding balance of all Accounts of the Borrowers and their Subsidiaries (other than Accounts consisting of payment obligations with respect to which the Obligor is a franchisee of any Borrower or any Subsidiary arising from Investments made pursuant to subsection 8.9(e)) payable in the United States of America in Dollars as set forth in the aging reports of billed Accounts for the Borrowers and their Subsidiaries as of such time, PROVIDED that, unless otherwise approved in writing by the Administrative Agent, no amount owing in respect of any Account shall be deemed to be included in any calculation of Eligible Accounts if:

               (a) such Account was, at the date of the original issuance of the respective invoice therefor, payable more than 60 days after such date;

               (b) such Account is not a bona fide, valid and legally enforceable obligation of the account debtor in respect thereof arising from the actual sale and delivery of goods or rendition and acceptance of services in the ordinary course of business to such account debtor;

               (c) such Account remains unpaid for more than 60 days after the date set forth for payment in the invoice originally issued therefor;

               (d) the Obligor is any Borrower or any Subsidiary or Affiliate thereof;

               (e) the sale giving rise thereto is to an Obligor in any jurisdiction outside the United States unless the obligation thereunder is backed by a letter of credit acceptable to the Administrative Agent;

               (f) such Account is a Defaulted Account;

               (g) such Account is the result of a charge-back or a reinvoice of a disputed Account or Defaulted Account;

               (h) the Obligor thereon has been the obligor in respect of Defaulted Accounts at any time during the immediately preceding 12-month period;

               (i) it is an Account which may be set off or charged against (i) any adverse security deposit or other similar deposit made by or for the benefit of the applicable Obligor or (ii) any trade payable, rebate obligation or other similar liability owing to the applicable Obligor; PROVIDED that any Account deemed ineligible pursuant to this clause (i) shall only be ineligible to the extent of such set-off or charge against such adverse security deposit, trade payable, rebate obligation or other similar deposit or liability;

               (j) it arises from the sale to the Obligor on a bill-and-hold, guarantied sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return; PROVIDED, HOWEVER, that no Account shall be excluded pursuant to this clause (j) solely as a result of customary quality warranties or the general right to return goods provided by the Borrower or its Subsidiaries;

               (k) the Obligor thereon has disputed its liability on, or the Obligor thereon has made any claim or defense with respect to, such Account or any other Account due from such Obligor to any Loan Party, which has not been resolved; PROVIDED that any Account deemed ineligible pursuant to this clause (k) shall only be ineligible to the extent of the amount owed by such Loan Party to the Obligor thereon or the amount of such dispute, claim or defense;

               (l) a proceeding under bankruptcy or similar laws has occurred and is continuing with respect to the Obligor thereon;

               (m) the Obligor thereon is any Governmental Authority unless all Requirements of Law relating to the creation and perfection of a Lien thereon in favor of the Lenders shall have been satisfied;

               (n) the goods giving rise to such Account have not been shipped and delivered to the Obligor thereon or the services giving rise to such Account have not been performed or such Account otherwise does not represent a final sale or transfer of title to such Obligor;

               (o) such Account does not comply in all material respects with all applicable legal requirements;

               (p) if the Accounts due from any Obligor exceed an amount equal to 20% of the aggregate of all Accounts at said time, an amount of such Accounts equal to such excess;

               (q) such Account is not owned solely by such Person free and clear of all Liens or other rights or claims of any other Person (except in favor of the Administrative Agent);

               (r) such Account is subject to any material restrictions on the transfer, assignability or sale thereof, enforceable against the assignee, except pursuant to any Loan Document; or

               (s) the Administrative Agent does not have a valid and perfected first priority security interest in such Account for the benefit of the Lenders or such Account does not otherwise conform in all material respects to the representations and warranties contained in this Agreement or any of the Security Documents.

               "ELIGIBLE INVENTORY": at any time, an amount equal to the aggregate value (determined in accordance with the immediately succeeding sentence) of all Inventory of (i) Cole Vision, located at distribution centers and laboratories owned or operated by Cole Vision, (ii) Pearle, located at stores owned by Pearle and distribution centers and laboratories owned or operated by Pearle,
          (iii) Things Remembered, located at stores owned by Things Remembered and distribution centers owned or operated by Things Remembered, (iv) Cole Gifts, located at distribution centers owned or operated by Cole Gifts and (v) PSC, located at distribution centers and laboratories owned or operated by PSC, in each case that consists of finished goods available for sales to customers, excluding all Inventory located at a distribution center received from a third-party customer in exchange for the initial stocking of Inventory of such third-party customer in any changeover or conversion. In determining the amount to be so included, the amount of such Inventory shall be valued at the lower of cost or market on a basis consistent with such Borrower's or such Subsidiary's current and historical accounting practice LESS reserves taken, if any, (i) on account of physical inventory adjustments, (ii) for warranty and price changes as recorded in such Borrower's or such Subsidiary's accounting records, (iii) for any goods returned or rejected by such Borrower's or such Subsidiary's customers as damaged or defective, scrap, obsolete or otherwise non-salable, return to vendor goods, miscellaneous non-perpetual inventory, cores, rental tools, supplies, (iv) for goods in transit to third parties that are not excluded pursuant to clause
         (a), (b), (c), (d) or (e) below, (v) for Liens referred to in clause
         (c)(i) below and (vi) for Liens referred to in clause (c)(ii) below as established by the Administrative Agent in its reasonable judgment. Unless otherwise approved in writing by the Administrative Agent, no Inventory shall be deemed Eligible Inventory of the Borrowers or its Subsidiaries if:

               (a) the Inventory is not owned solely by such Borrower or such Subsidiary or is leased or on consignment or such Borrower or such Subsidiary does not have good and valid title thereto;

               (b) the Inventory is not located at or in transit to property that is owned or leased by such Borrower or such Subsidiary;

               (c) the Inventory is not subject to a perfected Lien in favor of the Administrative Agent prior to all other Liens except for (i) Liens arising by operation of law with respect to which either a Landlord Consent has been obtained or a Rent Reserve has been established and (ii) with respect to Eligible Inventory located at or in transit to sites described in clause (b) above, for Liens for normal and customary warehousing and transportation charges (appropriate reserves for which have been reasonably established for borrowing base purposes by such Borrower or such Subsidiary);

               (d) the Inventory is not located in the United States; or

               (e) the Inventory does not conform in all material respects to the representations and warranties contained in this Agreement or any of the Security Documents.

                  "ELIGIBLE PROPERTY": at any time, an amount equal to the aggregate book value of all tangible assets (other than Inventory) of
         (i) Cole Vision, located at distribution centers, stores and laboratories owned or operated by Cole Vision, (ii) Pearle, located at stores owned by Pearle and offices, distribution centers, laboratories and other facilities owned or operated by Pearle, (iii) Things Remembered, located at stores owned by Things Remembered and distribution centers owned or operated by Things Remembered, (iv) Cole Gifts, located at distribution centers or stores owned or operated by Cole Gifts and (v) PSC, located at distribution centers and laboratories owned or operated by PSC, in each case less the amount of any Indebtedness (other than Indebtedness under any Loan Document) secured by a Lien on such assets, PROVIDED that no amount shall be included in any calculation of Eligible Property with respect to an asset (i) which is subject to any material restrictions on the transfer, assignability or sale thereof, enforceable against the assignee (except pursuant to any Loan Document), (ii) upon which the Administrative Agent does not have a valid and perfected first priority security interest for the benefit of the Lenders or (iii) which does not otherwise conform in all material respects to the representations and warranties contained in this Agreement or any of the Security Documents.

               "ENVIRONMENTAL COSTS": any and all costs or expenses (including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, fines, penalties, damages, settlement payments, judgments and awards), of whatever kind or nature, contingent or otherwise, arising out of, or in any way relating to, any violation of, noncompliance with or liability under any Environmental Laws or any orders, requirements, demands, or investigations of any person related to any Environmental Laws. Environmental Costs include any and all of the foregoing, without regard to whether they arise out of or are related to any past, pending or threatened proceeding of any kind.

               "ENVIRONMENTAL LAWS": any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any foreign government, the United States, or any state, local, municipal or other Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

               "ENVIRONMENTAL PERMITS": any and all permits, licenses, registrations, notifications, exemptions and any other authorization required under any Environmental Law.

               "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

               "EUROCURRENCY RESERVE REQUIREMENTS": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as

         "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

                  "EURODOLLAR BASE RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined by the Administrative Agent to be the arithmetic mean of the offered rates for deposits in Dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 A.M., London time, on the second full Business Day preceding the first day of such Interest Period; PROVIDED, HOWEVER, that if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, "Eurodollar Base Rate" shall mean, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which CIBC is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period. "TELERATE BRITISH BANKERS ASSOC. INTEREST SETTLEMENT RATES PAGE" shall mean the display designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).

                  "EURODOLLAR LOANS": Revolving Credit Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "EURODOLLAR RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):


                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "EUROPEAN BUSINESS":  as defined in the recitals hereto.

                  "EVENT OF DEFAULT": any of the events specified in Section 9, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "EXCHANGE ACT": the Securities Exchange Act of 1934, as amended.

               "EXISTING CREDIT AGREEMENT": the Loan and Security Agreement, dated as of September 30, 1993, among Fleet Financial Corporation, successor in interest to Barclays Business Credit, Inc., Cole Vision, Things Remembered and Cole Key Corporation, as the same may have been amended, restated or otherwise modified.

               "FEDERAL FUNDS RATE": for any particular date, an interest rate per annum equal to the interest rate (rounded upwards, if necessary, to the nearest 1/16th of 1%) offered in the interbank market to the Administrative Agent as the overnight Federal Funds Rate at or about 10:00 A.M. New York City time, on such day (or if such day is not a Business Day, for the next preceding Business Day).

               "FINANCING LEASE": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

               "GAAP": generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statement by such other entity as may be in general use by significant segments of the U.S. accounting profession; PROVIDED, that, with respect to the calculation of the financial ratios and the terms used in the covenants contained in this Agreement and the definitions related thereto, "GAAP" means generally accepted accounting principles in effect in the United States on the dates of the financial statements referred to in subsection 5.1, it being understood that, upon any change in GAAP as at such dates that in the reasonable opinion of the Administrative Agent affects in any material respect the financial ratios and covenants contained in this Agreement, the Borrowers and the Administrative Agent, on behalf of the Lenders, will negotiate in good faith to adapt or conform any such financial ratios and covenants and the definitions related thereto to any such changes in GAAP to the extent necessary to maintain the original economic terms of such financial ratios and covenants as in effect under this Agreement on the date hereof, the Administrative Agent shall promptly notify the Lenders in writing of the negotiated changes to such financial ratios, covenants and definitions, and if, by the 30th day after the date such notice is given (i) the Majority Lenders shall not have objected in writing to such changes, such changes shall be deemed to be effective, and this Agreement shall be deemed to be amended accordingly, as of such 30th day, without further action on the part of any party hereto or (ii) the Majority Lenders shall have objected to such changes, then, until this Agreement shall be amended in accordance with the terms of Section 11.1 to reflect such changes as may be necessary to maintain the original economic terms of such financial ratios and covenants, the financial ratios and covenants immediately in effect prior to such amendment shall remain in effect.

               "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof and any entity (including, without limitation, any central bank) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. For purposes of subsections 4.9, 4.10 and 11.15, the term "Governmental Authority" shall be deemed to include, without limitation, the National Association of Insurance Commissioners.

               "GUARANTEE": as defined in the definition of "Guarantor."

               "GUARANTEE AND COLLATERAL AGREEMENT": the Guarantee and Collateral Agreement to be executed and delivered by each Borrower and each Subsidiary, substantially in the form of Exhibit B-1, as the same may be amended, supplemented or otherwise modified from time to time.

               "GUARANTEE OBLIGATION": as to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrowers in good faith.

               "GUARANTOR": any Person which is now or hereafter a party to (a) the Guarantee and Collateral Agreement or (b) any other guarantee (a "GUARANTEE") hereafter delivered to the Administrative Agent guaranteeing the obligations and liabilities of each of the Loan Parties hereunder or under any other Loan Documents, including, without limitations, any guarantee delivered pursuant to subsection 7.10.

               "INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of such Person's business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all obligations of such Person under Financing Leases, (h) for purposes of subsection 8.2 and Section 9(e), all obligations of such Person in respect of interest rate protection agreements, interest rate futures, interest rate options, interest rate caps and any other interest rate, currency, commodity or other hedging arrangement, (i) all Guarantee Obligations of such Person with respect to Indebtedness of others, (j) all obligations of such Person under Financing Leases,
          (k) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (l) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

               "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

               "INSOLVENT": pertaining to a condition of Insolvency.

               "INTEREST EXPENSE": for any period and without duplication, with respect to CNG and its Subsidiaries on a consolidated basis, (a) the aggregate amount of interest which would be set forth opposite the caption "interest expense" or any like caption on an income statement for CNG and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, for such period plus, to the extent not included in such interest, (i) imputed interest included in Financing Leases for such period, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing permitted by subsection 8.2 for such period; (iii) the net payments made in connection with Interest Rate Protection Agreements for such period,
          (iv) the interest portion of any deferred payment obligation for such period, (v) amortization of discount or premium, if any, for such period, (vi) all other non-cash interest expense (other than interest amortized to cost of sales) for such period, (vii) all net capitalized interest for such period and (viii) all interest paid under any Guarantee Obligation, minus (b) net payments received in connection with Interest Rate Protection Agreements for such period, minus (c) amortization of deferred financing costs and expenses for such period.

               "INTEREST PAYMENT DATE": (a) as to any ABR Loan, the last day of each fiscal quarter of CNG, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

               "INTEREST PERIOD": with respect to any Eurodollar Loan:

                                  (i) initially, the period commencing on the
                  borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the respective Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                                 (ii) thereafter, each period commencing on the
                  last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by such Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

          PROVIDED that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (1) if any Interest Period pertaining to a Eurodollar
                  Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                         (2) any Interest Period that would otherwise extend
                    beyond the Revolving Credit Commitment Termination Date shall end on the Revolving Credit Commitment Termination Date;

                         (3) any Interest Period pertaining to a Eurodollar Loan
                    that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                         (4) the Borrowers shall select Interest Periods so as
                    not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Revolving Credit Loan.

               "INTEREST RATE PROTECTION AGREEMENT": any interest rate protection agreement, interest rate future, interest rate option, interest rate cap or collar or other interest rate hedge arrangement, to or under which any Borrower or any of its Subsidiaries is a party or a beneficiary on the Closing Date or becomes a party or a beneficiary after the Closing Date.

               "INTERIM ADJUSTMENTS": for the period from the Closing Date to the end of the second fiscal quarter of the 1997 fiscal year of CNG, the Adjusted Interest Coverage Ratio and the Leverage Ratio shall be calculated using the adjustments and assumptions set forth below:

                         (a) EBITDA and Rental Expense for the twelve month
                    period for which the Adjusted Interest Coverage Ratio and the Leverage Ratio are being calculated shall be deemed to be the actual EBITDA and Rental Expense, respectively, of CNG on a PRO FORMA basis as if the Transaction had been consummated on the first day of such period and, in the case of the calculations as at the end of the fourth quarter of the 1996 fiscal year of CNG and the first and second fiscal quarters of the 1997 fiscal year of CNG, such amounts shall be calculated by combining the results of operations of CNG and its Subsidiaries (other than Pearle and PSC) for the four fiscal quarters then ending with the results of operations of Pearle (after giving effect to the sale of the European Business) and PSC for the corresponding fiscal quarters of Pearle's and PSC's fiscal year; and

                         (b) Interest Expense for the twelve month period ending
                    on the date for which the Adjusted Interest Coverage Ratio is being calculated (but only in cases where such date is prior to the date which is the first anniversary of the Closing Date) shall be deemed to be the result obtained by multiplying (i) the actual Interest Expense for the period from the Closing Date through such date times (ii) a ratio equal to (x) 365 divided by (y) the number of days elapsed from the Closing Date until such date.

                  "INVENTORY": as defined in the Uniform Commercial Code as in effect in the State of New York; and, with respect to the Borrowers and their Subsidiaries, all such Inventory of such Borrower or such Subsidiary including, without limitation, all finished goods, wares and merchandise, finished or unfinished parts, components, assemblies held for sale to third party customers by such Borrower or such Subsidiary.

                  "INVESTMENT":  as defined in subsection 8.9.

                  "ISSUING LENDER":  CIBC or any of its affiliates.

                  "LANDLORD CONSENT": a written agreement reasonably acceptable to the Administrative Agent, pursuant to which a Person shall waive or subordinate its rights and claims as landlord in any Inventory of the Borrowers or their Subsidiaries for unpaid rents, grant access to the Administrative Agent for the repossession and sale of such inventory and make other agreements relative thereto.

                  "L/C FEE PAYMENT DATE": the last day of each fiscal quarter of CNG.

                  "L/C OBLIGATIONS": at any date, the sum of (a) the aggregate amount then available to be drawn under all outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed by the Borrowers pursuant to subsection 3.5.

                  "L/C PARTICIPANTS": the collective reference to all the Lenders other than the Issuing Lender.

                  "L/C SUBLIMIT":  $30,000,000.

                  "LENDERS": as defined in the preamble hereto and including, without limitation, the Issuing Lender.

                  "LETTERS OF CREDIT":  as defined in subsection 3.1.

                  "LETTER OF CREDIT APPLICATION": an application in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to issue a Letter of Credit.

                  "LEVERAGE RATIO": as of the end of each fiscal quarter of CNG, with respect to CNG and its Subsidiaries on a consolidated basis, the ratio of (a) Total

          Indebtedness on such date to (b) EBITDA for the twelve month period ending on such date (after giving effect to the Interim Adjustment).

               "LIEN": any mortgage, pledge, hypothecation, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

               "LOAN DOCUMENTS": this Agreement, any Revolving Credit Notes, any Letter of Credit Applications, any Letters of Credit, the Security Documents and any Guarantees.

               "LOAN PARTIES": CNG, the Borrowers and each Subsidiary of a Borrower which is a party to a Loan Document, individually, a "LOAN PARTY".

               "MAJORITY LENDERS": at any time, Non-Defaulting Lenders the Revolving Credit Commitment Percentages of which aggregate more than 50% of the aggregate Revolving Credit Commitment Percentages of all Non-Defaulting Lenders.

               "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Borrowers and their Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

               "MATERIALS OF ENVIRONMENTAL CONCERN": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos or asbestos-containing materials, pollutants, contaminants, radioactivity, and any other substances of any kind, whether or not any such substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

               "MOODY'S": as defined in the definition of "Cash Equivalents."

               "MORTGAGES": the mortgages and deeds of trust to be executed and delivered by the Borrowers and certain Subsidiaries, in a form reasonably satisfactory to the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

               "MULTIEMPLOYER PLAN": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

               "NET CASH PROCEEDS": with respect to any sale or other disposition of assets by CNG, any Borrower or any of their Subsidiaries, the net amount equal to the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) MINUS the sum of (i) the reasonable fees, commissions and other out-of-pocket expenses incurred by CNG, such Borrower or such Subsidiary in connection with such sale or other disposition, (ii) federal, state and local taxes incurred in connection with such sale or other disposition, whether payable at such time or thereafter, (iii) in the case of any such sale or other disposition of assets subject to a Lien securing any Indebtedness (which Lien and Indebtedness are permitted by this Agreement), any amounts required to be repaid by CNG, such Borrower or such Subsidiary in respect of such Indebtedness (other than Indebtedness under this Agreement and any Revolving Credit Notes) in connection with such sale or other disposition and (iv) any amounts deposited in escrow or on deposit as collateral in respect of environmental or other liabilities not assumed by the purchaser in connection with a sale or other disposition of assets, but only so long as such amounts remain on deposit or in escrow.

               "NET INCOME": for any period, the aggregate of the net income of the Borrower and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP, for such period; PROVIDED, HOWEVER, that there shall be excluded from Net Income (a) the net income of a Person whose net income is not consolidated with the Borrower's under GAAP (other than the amount of dividends and other distributions paid or made by such Person to CNG or any of its Subsidiaries during such period), (b) the net income of any Person for such period acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (c) any net gain or loss for such period (net of the related tax effect thereof) resulting from any sale or other disposition of assets or any sale or other disposition of any Capital Stock of any Person by CNG or any of its Subsidiaries, in each case, other than in the ordinary course of business and permitted by subsection 8.6, (d) extraordinary gains and losses for such period (net of the related tax effect thereof), and
          (e) non-recurring gains and losses for such period (net of the related tax effect thereof); PROVIDED that there shall be added back to Net Income non-cash restructuring charges deducted in calculating Net Income for such period.

               "NON-DEFAULTING LENDER": each Lender other than a Defaulting Lender.

               "NON-EXCLUDED TAXES": as defined in subsection 4.11.

               "OBLIGOR": any purchaser of goods or services or other Person obligated to make payment to any Borrower or any Subsidiary in respect of a purchase of such goods or services.

               "PARTICIPANT": as defined in subsection 11.6(b).

               "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

               "PEARLE": as defined in the preamble hereto.

               "PERMITTED HEDGING ARRANGEMENT": as defined in subsection 8.14.

               "PERMITTED HOLDERS": (i) Jeffrey A. Cole, (ii) any employee stock ownership plan or any "group" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) in which employees of CNC or its Subsidiaries beneficially own at least 25% of the capital stock of CNC owned by such group and (iii) any Person that is controlled by any one or more of the Persons set forth in (i) or (ii) above.

               "PERSON": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

               "PLAN": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which any Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

               "PSC": as defined in the preamble hereto.

               "REGISTER": as defined in subsection 11.6(d).

               "REGULATION U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

               "REIMBURSEMENT OBLIGATIONS": the obligation of the Borrowers to reimburse the Issuing Lender pursuant to subsection 3.5 for amounts drawn under Letters of Credit.

               "RENT RESERVE": with respect to any store, distribution center or depot where any Inventory subject to Liens arising by operation of law is located, a reserve equal to three (3) months' rent at such store, distribution center or depot.

               "RENTAL EXPENSE": for any period, the excess, if any, of (i) the aggregate amount of fixed rentals payable by CNG, the Borrowers and their Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, with respect to leases (other than Financing Leases) of real and personal property over (ii) the aggregate amount of fixed rental sublease income received by CNG, the

          Borrowers and their Subsidiaries from subleases during such period with respect to such real and personal property.

               "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
          Section 4241 of ERISA.

               "REPORTABLE EVENT": any of the events set forth in Section 4043 of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. sec. 2615.

               "REQUIREMENT OF LAW": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

               "RESPONSIBLE OFFICER": the chief executive officer, the president, any vice president and the treasurer of CNG.

               "REVOLVING CREDIT COMMITMENT": as to any Lender, its obligation to make Revolving Credit Loans to, and/or issue or participate in Letters of Credit issued on behalf of, the Borrowers in an aggregate amount not to exceed at any one time outstanding the amount set forth under such Lender's name in Schedule I opposite the heading "Revolving Credit Commitment" or, in the case of any Lender that is an Assignee, the amount of the assigning Lender's Revolving Credit Commitment assigned to such Assignee pursuant to subsection 11.6 (in each case as such amount may be adjusted from time to time as provided herein).

               "REVOLVING CREDIT COMMITMENT PERCENTAGE": as to any Lender, the percentage of the aggregate Revolving Credit Commitments constituted by such Lender's Revolving Credit Commitment, or following the Closing Date, the percentage representing a fraction the numerator of which is the Revolving Credit Commitment of such Lender (or, following the termination or expiration of the Revolving Credit Commitments, the sum of (x) the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding PLUS (y) such Lender's Revolving Commitment Percentage of all L/C Obligations then outstanding), and the denominator of which is the aggregate Revolving Credit Commitments of all Lenders (or, following the termination or expiration of the Revolving Credit Commitments, the sum of (x) the aggregate principal amount of all Revolving Credit Loans then outstanding PLUS (y) the aggregate principal amount of all L/C Obligations then outstanding).

               "REVOLVING CREDIT COMMITMENT PERIOD": the period from and including the Closing Date to but not including the Revolving Credit Commitment Termination Date.

               "REVOLVING CREDIT COMMITMENT TERMINATION DATE": the earlier of
          (a) November 15, 2000 or, if such date is not a Business Day, the Business Day next preceding such date and (b) the date upon which the Revolving Credit Commitments shall be terminated pursuant hereto.

               "REVOLVING CREDIT FACILITY": as defined in the recitals hereto.

               "REVOLVING CREDIT LOANS": as defined in subsection 2.1.

               "REVOLVING CREDIT NOTE": as defined in subsection 2.2.

               "SECURITY DOCUMENTS": the collective reference to the Guarantee and Collateral Agreement, the CNG Guarantee and Cash Collateral Agreement, the Copyright, Patent and Trademark Security Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrowers hereunder or under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities, including, without limitation, any security document delivered pursuant to subsection 7.10.

               "SENIOR SUBORDINATED NOTES": the 9.875% Senior Subordinated Notes due 2006 of CNG issued pursuant to the Senior Subordinated Notes Indenture, as the same may be amended, supplemented or otherwise modified from time to time without violating Section 9(m).

               "SENIOR SUBORDINATED NOTES INDENTURE": the Indenture to be dated as of the Closing Date between CNG and Norwest Bank Minnesota, N.A., as trustee, as the same may be amended, supplemented or otherwise modified from time to time without violating Section 9(m).

               "SINGLE EMPLOYER PLAN": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

               "S&P": as defined in the definition of "Cash Equivalents."

               "STOCK PURCHASE AGREEMENT": the Stock Purchase Agreement, dated as of September 24, 1996, among The Pillsbury Company, a Delaware corporation, Pearle and CNC.

               "SUBSIDIARY": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity ("VOTING STOCK") are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrowers.

               "TAX SHARING AGREEMENT": the Agreement for the Allocation of Federal Income Tax Liability and Benefits among Members of the CNC Holding Corporation Group dated as of August 23, 1985, as amended, supplemented or otherwise modified from time to time.

               "THINGS REMEMBERED": as defined in the preamble hereto.

               "TOTAL INDEBTEDNESS": on any date, with respect to CNG and its Subsidiaries, all Indebtedness of CNG and its Subsidiaries on such date on a Consolidated basis.

               "TRANCHE": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Revolving Credit Loans shall originally have been made on the same day).

               "TRANSACTION": as defined in the recitals hereto.

               "TRANSACTION DOCUMENTS": the collective reference to the Stock Purchase Agreement, the Senior Subordinated Notes Indenture and any other documents entered into in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time without violating Section 9(m) and (n).

               "TRANSFEREE": as defined in subsection 11.6(f).

               "TYPE": as to any Revolving Credit Loan, its nature as an ABR Loan or a Eurodollar Loan.

               "UNIFORM CUSTOMS": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

               "WHOLLY OWNED SUBSIDIARY": means any Subsidiary, all of the outstanding voting securities of which are owned, directly or indirectly, by a Borrower.

                  1.2 OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Revolving Credit Notes, any other Loan Documents or any certificate or other document made or delivered pursuant hereto.

                  (b) As used herein and in any Revolving Credit Notes, any other Loan Documents and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrowers and their Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP. Fiscal years referred to in this Agreement are identified according to the calendar year in which they begin.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


SECTION 2. AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS

                  2.1 REVOLVING CREDIT COMMITMENTS. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (each a "REVOLVING CREDIT LOAN", collectively, "REVOLVING CREDIT LOANS") to the Borrowers, jointly and severally, from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Credit Commitment Percentage of the then outstanding L/C Obligations, does not exceed the amount of such Lender's Revolving Credit Commitment. Notwithstanding the foregoing, in no event shall any Revolving Credit Loans be made or Letters of Credit be issued pursuant to subsection 3.1 (i) if the aggregate amount of the Revolving Credit Loans to be made and Letters of Credit to be issued would, after giving effect to the use of proceeds, if any, thereof, exceed the aggregate Available Revolving Credit Commitments or (ii) if, after giving effect to such Revolving Credit Loan or Letter of Credit, a Borrowing Base Deficiency would exist. During the Revolving Credit Commitment Period, the Borrowers may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof, PROVIDED, HOWEVER, that the Aggregate Outstanding Revolving Credit (other than in respect of the undrawn portion of any Letters of Credit) with respect to all Lenders at any time during any consecutive thirty day period during each fiscal year of the Borrowers (such thirty day period during each fiscal year to be selected by the Borrowers) may in no event exceed the Clean-Down Amount.

                  (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrowers and notified to the Administrative Agent in accordance with subsections 2.3 and 4.4, PROVIDED that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Commitment Termination Date.

                  2.2 REVOLVING CREDIT NOTES. The Borrowers agree that, upon the request to the Administrative Agent by any Lender or in connection with any assignment pursuant to subsection 11.6, to evidence such Lender's Revolving Credit Loans each Borrower will execute and deliver to such Lender a promissory note substantially in the form of Exhibit A, with appropriate insertions as to payee, date and principal amount (each, as amended, supplemented, replaced or otherwise modified from time to time, a "REVOLVING CREDIT NOTE"), payable to the order of such Lender and in a principal amount equal to the lesser of (a) the amount set forth under such Lender's name in Schedule I opposite the heading "Revolving Credit Commitment" and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by such Lender to such Borrower. Each Revolving Credit Note shall (x) be dated the Closing Date, (y) be stated to mature on the Revolving Credit Commitment Termination Date and (z) provide for the payment of interest in accordance with subsection 4.1.

                  2.3 PROCEDURE FOR REVOLVING CREDIT BORROWING. Any Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, PROVIDED that such Borrower shall give the Administrative Agent irrevocable notice, in substantially the form of
Exhibit I (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans or (b) on the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amount of such Type of Revolving Credit Loan and the respective length of the initial Interest Period therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of ABR Loans, $500,000 or a whole multiple of $100,000 in excess thereof (or, if the aggregate Available Revolving Credit Commitments then in effect are less than $500,000, such lesser amount) and (y) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $500,000 in excess thereof. Upon receipt of any such notice from such Borrower, the Administrative Agent shall promptly notify each such Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of such Borrower at the office of the Administrative Agent specified in subsection 11.2 prior to 1:00 P.M., New York City time, on the Borrowing Date requested by such Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to such Borrower by the Administrative Agent crediting the account of such Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

                  2.4 COMMITMENT FEES; OTHER FEES. (a) The Borrowers agree, jointly and severally, to pay to the Administrative Agent for the account of each Lender, a commitment fee for the period from and including the first day of the Revolving Credit Commitment Period to the Revolving Credit Commitment Termination Date, computed at the rate of 3/8 of 1% per annum (as adjusted on each Adjustment Date to the applicable rate per annum set forth under the heading "Commitment Fees" on Schedule II which corresponds to the Adjusted Interest Coverage Ratio determined from the financial statements and Compliance Certificate relating to the end of the fiscal quarter immediately preceding such Adjustment Date and subject to the additional adjustment provisions set forth in the definition of "Applicable Margin") on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each fiscal quarter of CNG and on the Revolving Credit Commitment Termination Date, commencing on the first of such days to occur after the Closing Date.

                  (b) The Borrowers, jointly and severally, shall pay to CIBC the amounts set forth in the Fee Letter dated October 11, 1996 among CIBC, CIBC Wood Gundy Securities Corp. and CNG on the dates set forth therein.

                  2.5 TERMINATION OR REDUCTION OF REVOLVING CREDIT COMMITMENTS.
(a) The Borrowers shall have the right, upon not less than three Business Days' notice to the Administrative Agent (which will promptly notify the Lenders thereof), to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; PROVIDED that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the aggregate principal amount of the Revolving Credit Loans then outstanding when added to the sum of the then outstanding L/C Obligations, would exceed the Revolving Credit Commitments then in effect. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof and shall reduce permanently the Revolving Credit Commitments then in effect.

                  (b) The Revolving Credit Commitments shall be automatically reduced in connection with any reductions of the Revolving Credit Commitments in accordance with subsection 4.3. Any such reduction shall reduce permanently the Revolving Credit Commitments then in effect.

                  2.6 REPAYMENT OF REVOLVING CREDIT LOANS. (a) The Borrowers hereby unconditionally promise, jointly and severally, to pay to the Administrative Agent for the account of each Lender, the then unpaid principal amount of each Revolving Credit Loan of such Lender made to each Borrower, on the Revolving Credit Commitment Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 9). The Borrowers hereby further agree, jointly and severally, to pay interest on the unpaid principal amount of the Revolving Credit Loans from time to time outstanding from the date of the making of the Revolving Credit Loans until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.1.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrowers to such Lender resulting from each Revolving Credit Loan of such Lender from time to time, including, without limitation, the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent shall maintain the Register pursuant to subsection 11.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Revolving Credit Loan made hereunder, the Type thereof and each Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender's share thereof.

                  (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 2.6(c) shall, to the extent permitted by applicable law, be PRIMA FACIE evidence of the existence and amounts of the obligations of the Borrowers therein recorded; PROVIDED, HOWEVER, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrowers to repay, jointly and severally (with applicable interest), the Revolving Credit Loans made to any Borrower by such Lender in accordance with the terms of this Agreement.


                          SECTION 3. LETTERS OF CREDIT

                  3.1 L/C COMMITMENT. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in subsection 3.4(a), agrees to issue standby letters of credit ("LETTERS OF CREDIT") for the account of any Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender; PROVIDED that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Sublimit (ii) the Available Revolving Credit Commitment of all Lenders would be less than zero or
(iii) a Borrowing Base Deficiency would exist.

                  (b) Each Letter of Credit shall (i) be denominated in Dollars,
(ii) be a standby letter of credit issued to support obligations of such Borrower or any of its Subsidiaries, contingent or otherwise, to finance the working capital and business needs of such Borrower or any of its Subsidiaries in the ordinary course of business and
(iii) expire no later than the earlier of (x) the date that is 12 months after the date of its issuance and (y) the fifth Business Day prior to the Revolving Credit Commitment Termination Date, PROVIDED that any Letter of Credit with an expiration date of 12 months after the date of its issuance may provide for the renewal thereof for additional 12 month periods, but in no event shall the expiration date as extended be later than the fifth Business Day prior to the Revolving Credit Termination Date.

                  (c) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

                  (d) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  3.2 PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT. A Borrower may request that the Issuing Lender issue a Letter of Credit at any time prior to the fifth Business Day prior to the Revolving Credit Commitment Termination Date by delivering to the Issuing Lender at its address for notices specified herein a Letter of Credit Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Letter of Credit Application, the Issuing Lender will process such Letter of Credit Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Letter of Credit Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and such Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to such Borrower promptly following the issuance thereof.

                  3.3 FEES, COMMISSIONS AND OTHER CHARGES. (a) The Borrowers shall pay, jointly and severally, to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit fee with respect to each Letter of Credit, computed for the period from and including the date of issuance of such Letter of Credit to the expiration date of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin then in effect for Eurodollar Loans calculated on the basis of the actual number of days elapsed over a 360-day year, of the aggregate face amount of Letters of Credit outstanding, payable in arrears on each L/C Fee Payment Date and on the Revolving Credit Commitment Termination Date. Such fee shall be payable to the Administrative Agent to be shared ratably among the Lenders in accordance with their respective Revolving Credit Commitment Percentages. In addition, the Borrowers shall pay, jointly and severally, to the Issuing Lender, for its own account a fee equal to 0.25% per annum of the aggregate face amount of outstanding Letters of Credit, payable quarterly in arrears on each L/C Fee Payment Date and on the Revolving Credit Commitment Termination Date and calculated on the basis of the actual number of days elapsed over a 360-day year.

                  (b) In addition to the foregoing fees and commissions, the Borrowers shall pay or reimburse, jointly and severally, the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

                  (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection.

                  3.4 L/C PARTICIPATIONS. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage from time to time in effect in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrowers in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's then Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed; PROVIDED that, if such demand is made prior to 12:00 Noon, New York City time, on a Business Day, such L/C Participant shall make such payment to the Issuing Lender prior to the end of such Business Day and otherwise such L/C Participant shall make such payment on the next succeeding Business Day.

                  (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to paragraph 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average federal funds rate, as quoted by the Issuing Lender, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to paragraph 3.4(a) is not in fact made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans hereunder. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from a Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will, if such payment is received prior to 12:00 Noon, New York City time, on a Business Day, distribute to such L/C Participant its pro rata share thereof prior to the end of such Business Day and otherwise the Issuing Lender will distribute such payment on the next succeeding Business Day; PROVIDED, HOWEVER, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

                  3.5 REIMBURSEMENT OBLIGATION OF THE BORROWERS. (a) The Borrowers agree to reimburse, jointly and severally, the Issuing Lender on the same Business Day on which a draft is presented under any Letter of Credit and paid by the Issuing Lender, PROVIDED that the Issuing Lender provides notice to the Borrowers prior to 12:00 Noon, New York City time, on such Business Day and otherwise the Borrowers will reimburse the Issuing Lender on the next succeeding Business Day; PROVIDED, FURTHER, that the failure to provide such notice shall not affect the Borrowers' absolute and unconditional obligation to reimburse the Issuing Lender for any draft paid under any Letter of Credit. The Issuing Lender shall provide notice to the Borrowers on such Business Day as a draft is presented and paid by the Issuing Lender indicating the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds.

                  (b) Interest shall be payable on any and all amounts remaining unpaid by the Borrowers under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Revolving Credit Loans that are ABR Loans which were then overdue.

                  (c) Each drawing under any Letter of Credit shall constitute a request by the Borrowers to the Administrative Agent for a borrowing pursuant to subsection 2.3 of

ABR Loans in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the date of such drawing.

                  3.6 OBLIGATIONS ABSOLUTE. (a) The Borrowers' obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrowers may have or have had against the Issuing Lender, any L/C Participant or any beneficiary of a Letter of Credit.

                  (b) The Borrowers also agree with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrowers' Reimbursement Obligations under subsection 3.5(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of any Borrower against any beneficiary of such Letter of Credit or any such transferee.

                  (c) Neither the Issuing Lender nor any L/C Participant shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct.

                  (d) The Borrowers agree that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrowers and shall not result in any liability of the Issuing Lender or any L/C Participant to any Borrower.

                  3.7 LETTER OF CREDIT PAYMENTS. If any draft shall be presented for payment under any Letter of Credit, the responsibility of the Issuing Lender to the Borrowers in connection with such draft shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

                  3.8 APPLICATION. To the extent that any provision of any Letter of Credit Application related to any Letter of Credit is inconsistent with the provisions of this Agreement or any other Loan Document, the provisions of this Agreement or such Loan Document shall apply.


                          SECTION 4. GENERAL PROVISIONS

                  4.1 INTEREST RATES AND PAYMENT DATES. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                  (b) Each ABR Loan shall bear interest at a rate per annum equal to the CIBC Alternate Base Rate plus the Applicable Margin.

                  (c) If all or a portion of (i) any principal of any Revolving Credit Loan, (ii) any interest payable thereon, (iii) any commitment fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Revolving Credit Loans and any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of any such overdue interest, commitment fee or other amount, the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date, PROVIDED that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

                  4.2 OPTIONAL PREPAYMENTS. Any Borrower may at any time and from time to time prepay the Revolving Credit Loans made to it in whole or in part, without premium or penalty, on any Business Day, PROVIDED that (i) such Borrower shall have given (x) at least three Business Days' irrevocable notice to the Administrative Agent (in the case of Eurodollar Loans) or (y) same-day irrevocable notice to the Administrative Agent (in the case of ABR Loans), (ii) such notice specifies the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, in each case if a combination thereof, the principal amount allocable to each and
(iii) each prepayment is in a minimum principal amount of $100,000 and a multiple of $100,000 in excess thereof. Upon the receipt of any such notice the Administrative Agent shall promptly notify each of the Lenders thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 4.12.

                  4.3 MANDATORY PREPAYMENTS AND REDUCTION OF REVOLVING CREDIT COMMITMENTS. (a) If, subsequent to the Closing Date, CNG, any Borrower or any of their Subsidiaries shall receive Net Cash Proceeds from any sale or other disposition of assets (other than the sale of inventory in the ordinary course of business and sales or other dispositions of assets permitted by subsections 8.6(c), (d) or (e)), then 100% of such Net Cash Proceeds shall on the first Business Day after receipt thereof, be applied toward the prepayment of the Revolving Credit Loans and the cash collateralization of outstanding L/C Obligations and the permanent reduction of the Revolving Credit Commitments in accordance with subsection 4.3(c); PROVIDED that the first $10,000,000 of such Net Cash Proceeds received by CNG, the Borrowers and their Subsidiaries, in the aggregate, shall not be required to be applied to make mandatory prepayments and permanent reductions of the Revolving Credit Commitments hereunder; and PROVIDED FURTHER, the Borrowers and their Subsidiaries may use or commit to use any or all of such Net Cash Proceeds to acquire fixed or capital assets within 180 days of receipt of such Net Cash Proceeds and any such Net Cash Proceeds so used within 180 days of receipt or within 180 days of being committed to be used shall not be required to be applied to make mandatory prepayments, cash collaterizations and permanent reductions of the Revolving Credit Commitments hereunder, but any such Net Cash Proceeds not so used shall be applied toward the repayment of the Revolving Credit Loans, cash collateralization of outstanding L/C Obligations and the permanent reduction of the Revolving Credit Commitments on the earlier of (x) the later of (I) 180th day after receipt of such Net Cash Proceeds and (II) the 180th day after such Net Cash Proceeds were committed to be used, as the case may be, and (y) the date on which the Borrowers have reasonably determined that such Net Cash Proceeds shall not be so used.

                  (b) If, subsequent to the Closing Date, CNG, any Borrower or any of their Subsidiaries shall receive any cash proceeds of any casualty or condemnation, then 100% of such proceeds shall on the first Business Day after receipt thereof be deposited with the Administrative Agent, which shall hold such proceeds in a cash collateral account upon terms reasonably satisfactory to it. From time to time upon the request of a Borrower, the Administrative Agent shall release such proceeds to CNG, such Borrower or such Subsidiary, as necessary, to pay for replacement or rebuilding of the property lost or condemned. If such property is not replaced or rebuilt within one year (subject to reasonable extension for force majeure or weather delays) following the condemnation or casualty or if a Borrower fails to notify the Administrative Agent in writing on or before 180 days after such casualty or condemnation that CNG, the respective Borrower or the respective subsidiary shall commence the replacement or rebuilding of such property, then, in either case, the Administrative Agent shall apply any amounts in the cash collateral account toward the prepayment of the Revolving Credit Loans and the permanent reduction of the Revolving Credit Commitments.

                  (c) If, at any time during the Revolving Credit Commitment Period, the Aggregate Outstanding Revolving Credit with respect to all Lenders exceeds the aggregate Revolving Credit Commitments then in effect, the Borrowers shall, without notice or demand, immediately repay the Revolving Credit Loans in an aggregate principal amount equal to such excess, together with interest accrued to the date of such payment or prepayment and any amounts payable under subsection 4.12. To the extent that after giving effect to any prepayment of the Revolving Credit Loans required by the preceding sentence, the Aggregate Outstanding Revolving Credit with respect to all Lenders exceeds the aggregate Revolving Credit Commitments then in effect, the Borrowers shall, without notice or demand, immediately cash collateralize the then outstanding L/C Obligations in an amount equal to such excess upon terms reasonably satisfactory to the Administrative Agent. On the Business Day next succeeding the date on which a payment has caused the Aggregate Outstanding Revolving Credit with respect to all Lenders to be equal to or less than the Revolving Credit Commitments then in effect, the Administrative Agent shall return to the Borrowers the cash used to cash collateralize the then outstanding L/C Obligations pursuant to the preceding sentence.

                  (d) If, at any time during the Revolving Credit Commitment Period, the Aggregate Outstanding Revolving Credit (other than in respect of the undrawn portion of any Letters of Credit) with respect to all Lenders is not less than the Clean-Down Amount for at least a consecutive thirty day period during each fiscal year of the Borrowers, the Borrowers shall, without notice or demand, immediately repay the Revolving Credit Loans in an aggregate principal amount equal to such excess, together with interest accrued to the date of such payment or prepayment and any amounts payable under subsection 4.12, and any borrowings of Revolving Credit Loans during such thirty day period shall be subject to the proviso to subsection 2.1(a). To the extent that after giving effect to any prepayment of the Revolving Credit Loans required by the preceding sentence, such Aggregate Outstanding Revolving Credit with respect to all Lenders exceeds the Clean-Down Amount, the Borrowers shall, without notice or demand, immediately cash collateralize the then outstanding L/C Obligations in an amount equal to such excess upon terms reasonably satisfactory to the Administrative Agent. On the Business Day next succeeding the date on which the thirty day period described above has expired, the Administrative Agent shall return to the Borrowers the cash, if any, used to cash collateralize the then outstanding L/C Obligations pursuant to the preceding sentence.

                   (e) If, at any time during the Revolving Credit Commitment Period, a Borrowing Base Deficiency shall exist, the Borrowers shall, without notice or demand, immediately prepay the Revolving Credit Loans in an aggregate principal amount equal to such Borrowing Base Deficiency, together with interest accrued to the date of such payment or prepayment and any amounts payable under subsection 4.12. To the extent that after giving effect to any prepayment of the Revolving Credit Loans required by the preceding sentence, a Borrowing Base Deficiency shall continue to exist, the Borrowers shall, without notice or demand, immediately cash collateralize the then outstanding L/C Obligations in an amount equal to such Borrowing Base Deficiency upon terms reasonably satisfactory to the Administrative Agent. On the Business Day next succeeding the date on which a payment has cured such Borrowing Base Deficiency, the Administrative Agent shall return to the Borrowers the cash used to cash collateralize the then outstanding L/C Obligations pursuant to the preceding sentence.

                  (f) Prepayments of the Revolving Credit Loans and permanent reductions of the Revolving Credit Commitments pursuant to subsections 4.3(a) and (b) shall be applied to permanent reduction of the Revolving Credit Commitments then in effect.

                  4.4 CONVERSION AND CONTINUATION OPTIONS. (a) The Borrowers may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election, in substantially the form of Exhibit J, PROVIDED that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrowers may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, PROVIDED that (i) unless the Majority Lenders otherwise consent, no Revolving Credit Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and (ii) no Revolving Credit Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Revolving Credit Commitment Termination Date.

                  (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the respective Borrower giving notice to the Administrative Agent, in substantially the form of Exhibit J, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Revolving Credit Loans, PROVIDED that no Eurodollar Loan may be continued as such (i) unless the Majority Lenders otherwise consent, when any Event of Default has occurred and is continuing or
(ii) after the date that is one month prior to the Revolving Credit Commitment Termination Date and PROVIDED, FURTHER, that if such Borrower shall fail to give such notice or if such continuation is not permitted such Revolving Credit Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

                  4.5 MINIMUM AMOUNTS AND MAXIMUM NUMBER OF TRANCHES. All borrowings, conversions and continuations of Revolving Credit Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Revolving Credit Loans comprising each Tranche shall be equal to $1,000,000 or a whole multiple of $500,000 in excess thereof. In no event shall there be more than 15 Tranches outstanding at any time.

                  4.6 COMPUTATION OF INTEREST AND FEES. (a) Interest (other than interest based on the CIBC Prime Rate) on all Revolving Credit Loans and commitment fees payable pursuant hereto shall be calculated on the basis of a year of 360 days for the actual days elapsed; interest based on the CIBC Prime Rate shall be calculated on the basis of a 365-(or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrowers and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on the

Revolving Credit Loans resulting from a change in the CIBC Alternate Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change shall become effective, PROVIDED that such change becomes effective prior to 5:00 P.M., New York City time, on such day. The Administrative Agent shall as soon as practicable notify the Borrowers and each Lender of the effective date and the amount of each such change.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrowers, deliver to the Borrowers a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 4.1.

                  4.7 INABILITY TO DETERMINE INTEREST RATE. If prior to the first day of any Interest Period: (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or (b) the Administrative Agent shall have received notice from the Majority Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or any affiliate of any such Lender from which such Lender customarily obtains funds) (as conclusively certified by such Lenders) of making or maintaining their affected Revolving Credit Loans during such Interest Period, then the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrowers and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any ABR Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be converted to or continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrowers have the right to convert ABR Loans to Eurodollar Loans.

                  4.8 PRO RATA TREATMENT AND PAYMENTS. (a) Each borrowing of Revolving Credit Loans by any Borrower from the Lenders hereunder shall be made, each payment by any Borrower on account of any commitment fee in respect of the Revolving Credit Commitments hereunder shall be allocated by the Administrative Agent, and any reduction of the Revolving Credit Commitments of the Lenders shall be allocated by the Administrative Agent, PRO RATA according to the Revolving Credit Commitment Percentages of the Lenders. Each payment (including each prepayment) by any Borrower on account of principal of and interest on any Revolving Credit Loan shall be allocated by the Administrative Agent PRO RATA according to the respective outstanding principal amounts of such Revolving Credit Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrowers hereunder and under any Revolving Credit Notes, whether on account of principal, interest, fees, Reimbursement Obligations or otherwise, shall be made without set-off or counterclaim and shall be made prior to 2:30 p.m., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders holding the relevant Revolving Credit Loans or the L/C Participants, as the case may be, at the Administrative Agent's office specified in subsection 11.2, in Dollars and in immediately available funds. Payments received by the Administrative Agent after such time shall be deemed to have been received on the next Business Day. If any payment hereunder (other than payments on Eurodollar Loans) becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

                  (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Revolving Credit Commitment Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's Revolving Credit Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrowers.

                  4.9 ILLEGALITY. Notwithstanding any other provision herein, if the adoption after the date of this Agreement of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender (or any affiliate of such Lender from which such Lender customarily obtains funds) to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be cancelled and (b) such

Lender's Revolving Credit Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Revolving Credit Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrowers shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 4.12.

                  4.10 REQUIREMENTS OF LAW. (a) If the adoption after the date of this Agreement of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                         (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Letter of Credit Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection
         4.11 and changes in the rate of tax on the overall net income of such Lender);

                        (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender (or any affiliate of such Lender from which such Lender customarily obtains funds) which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                       (iii) shall impose on such Lender (or such affiliate) any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrowers shall promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

                  (b) If any Lender shall have determined that the adoption after the date of this Agreement of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrowers shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

                  (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, such Lender shall promptly notify the Borrowers (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender to the Borrowers (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Revolving Credit Loans and all other amounts payable hereunder.

                  4.11 TAXES. (a) All payments made by the Borrowers under this Agreement, any Revolving Credit Notes, any Letters of Credit or any Letter of Credit Applications shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Revolving Credit Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("NON-EXCLUDED TAXES") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Revolving Credit Note, any Letters of Credit or any Letter of Credit Applications, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, PROVIDED, HOWEVER, that the Borrowers shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by any Borrower, as promptly as possible thereafter such Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If any Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence after receiving appropriate notification of such tax liability from the affected Lender(s), the Borrowers shall indemnify, jointly and severally, the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Revolving Credit Loans and all other amounts payable hereunder.

                  (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                  (X)(i) deliver to the Borrowers and the Administrative Agent
         (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                        (ii) deliver to the Borrowers and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers; and

                       (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrowers or the Administrative Agent; or

                  (Y) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) represent to the Borrowers (for the benefit of the Borrowers and the Administrative Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (ii) agree to furnish to the Borrowers on or before the date of any payment by the Borrowers, with a copy to the Administrative Agent, (A) a certificate substantially in the form of Exhibit E (any such certificate a "U.S. TAX COMPLIANCE CERTIFICATE") and (B) two accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to payments to be made under this Agreement and any Revolving Credit Notes (and to deliver to the Borrowers and the Administrative Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrowers or the Administrative Agent for filing and completing such forms), and (iii) agree, to the extent legally entitled to do so, upon reasonable request by the Borrowers, to provide to the Borrowers (for the benefit of the Borrowers and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Agreement and any Revolving Credit Notes, PROVIDED that in determining the reasonableness of a request under this clause (iii) such Lender shall be entitled to consider the cost (to the extent unreimbursed by the Borrowers) which would be imposed on such Lender of complying with such request;

unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrowers and the Administrative Agent. Each Person that shall become a Lender or a Participant pursuant to subsection 11.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection, PROVIDED that in the case of a Participant the obligations of such Participant pursuant to this paragraph
(b) shall be determined as if such Participant were a Lender except that such Participant shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

                  4.12 INDEMNITY. The Borrowers agree to indemnify, jointly and severally, each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by any Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by any Borrower in making any prepayment of Eurodollar Loans after such Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Revolving Credit Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Revolving Credit Loans and all other amounts payable hereunder.

                  4.13 CHANGE OF LENDING OFFICE; REPLACEMENT OF LENDERS. (a) Each Lender agrees that if it makes any demand for payment under subsection 4.10 or 4.11(a), or if any adoption or change of the type described in subsection 4.9 shall occur with respect to it, it shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrowers to make payments under subsection 4.10 or 4.11(a), or would eliminate or reduce the effect of any adoption or change described in subsection 4.9.

                  (b) If at any time any Lender (i) makes any demand for payment under subsection 4.10 or 4.11(a) as a result of any condition described in any such subsection or (ii) becomes a Defaulting Lender, then the Borrowers may, if such condition continues to exist after such Lender shall have used reasonable efforts pursuant to paragraph (a) of this subsection 4.13 (in the circumstances described in the preceding clause (i)) or such Lender continues to be a Defaulting Lender (in the circumstances described in the preceding clause (ii)) and on ten Business Days' prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall) assign pursuant to subsection 11.6(c) all of its rights and obligations under this Agreement to another Lender or other bank or financial institution selected by the Borrowers and acceptable to the Administrative Agent for a purchase price equal to the outstanding principal amount of all Revolving Credit Loans and all Reimbursement Obligations, accrued interest, fees and other amounts owing to such Lender; PROVIDED that (i) the Borrowers shall have no right to replace the Administrative Agent, (ii) neither the Administrative Agent nor any Lender shall have any obligation to the Borrowers to find a replacement Lender or other bank or financial institution, (iii) such replacement must take place no later than 180 days after such Lender shall have made any such demand for payment or shall have become a Defaulting Lender, as the case may be, (iv) in no event shall any Lender hereby replaced be required to pay or surrender to such replacement Lender or other bank or financial institution any of the fees received by such Lender pursuant to this Agreement, (v) the Borrowers shall pay such amounts demanded under subsection 4.10 or 4.11(a) to such Lender, together with any amounts as may be required pursuant to subsection 4.12, prior to such Lender being replaced and the payment of such amounts shall be a condition to the replacement of such Lender and (vi) such Lender shall not be required to pay any fees required by subsection 11.6(e) in connection with such replacement.


                    SECTION 5. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Revolving Credit Loans and issue or participate in the Letters of Credit, each Borrower hereby represents and warrants, on the Closing Date (after giving effect to the consummation of the Transactions) and on any date thereafter on which any Revolving Credit Loan or any other extension of credit is requested to be made by any Lender or on which any Letter of Credit is requested to be issued by the Issuing Lender to the Administrative Agent and each Lender that:

                  5.1 FINANCIAL CONDITION. (a) The consolidated balance sheets of CNG and its Subsidiaries as of January 29, 1994, January 28, 1995 and February 3, 1996 and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by Arthur Andersen LLP, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of CNG and its Subsidiaries as at such dates, and the consolidated results of their operations and their consolidated cash flows for the fiscal years then ended. The unaudited consolidated balance sheet of CNG and its Subsidiaries as at August 31, 1996 and the related unaudited consolidated statements of income and of cash flows for the six-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of CNG and its Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the six-month period then ended (subject to normal year-end audit adjustments). The unaudited consolidated balance sheet of CNG and its Subsidiaries as at September 30, 1996, the related unaudited consolidated income statement for the one-month period ended on such date and the related unaudited consolidated statement of cash flows for the portion of the fiscal year through such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of CNG and its Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the respective periods covered by such statements then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither CNG nor any of its Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or other material agreement or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. During the period from February 3, 1996 to and including the Closing Date there has been no sale, transfer or other disposition by CNG or any of its Subsidiaries of any material part of its business or property and, except as contemplated by the Transactions, no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of CNG and its Subsidiaries at February 3, 1996.

                  (b) The consolidated balance sheets of Pearle and its Subsidiaries as of September 30, 1994 and September 30, 1995 and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by KPMG Peat Marwick LLP, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of Pearle and its Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal years then ended. The unaudited consolidated balance sheet of Pearle and its Subsidiaries as at June 30, 1996 and the related unaudited consolidated statements of income and of cash flows for the nine-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of Pearle and its Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or responsible officer, as the case may be, and as disclosed therein). Neither Pearle nor any of its Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or other material agreement or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. During the period from June 30, 1996 to and including the Closing Date, except as contemplated by the Transactions, there has been no sale, transfer or other disposition by Pearle or any of its Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of Pearle and its consolidated Subsidiaries at June 30, 1996.

                  (c) The PRO FORMA balance sheet of CNG and its Subsidiaries (the "PRO FORMA BALANCE SHEET"), copies of which have heretofore been furnished to each Lender, is the balance sheet of CNG and its Subsidiaries as of August 3, 1996 (the "PRO FORMA DATE"), adjusted to give effect (as if such events had occurred on such date) to (i) the consummation of the Transactions, (ii) the making of the Revolving Credit Loans and other extensions of credit hereunder to be made on the Closing Date and the application of the proceeds thereof as contemplated hereby and (iii) the payment of the fees and expenses paid in connection with the consummation of the Transactions and the other transactions contemplated by the Loan Documents and the Transaction Documents (which fees and expenses shall not exceed $14,000,000).

                  5.2 NO CHANGE; SOLVENCY. Since February 3, 1996, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect. As of the Closing Date, after giving effect to the transactions contemplated by the Loan Documents and the Transaction Documents, the Borrowers and their Subsidiaries are solvent, on a consolidated basis and on an individual basis.

                  5.3 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of the Borrowers and the other Loan Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged,
(c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  5.4 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each of the Borrowers and the other Loan Parties has the corporate power and authority, and the legal right, to execute, deliver and perform the Loan Documents to which it is a party and the Transaction Documents to which it is a party and, in the case of each Borrower, to borrow hereunder and each of the Borrowers and the other Loan Parties has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and any Revolving Credit Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party and the Transaction Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required to be received, made, given or completed by any of the Loan Parties in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which any Borrower or any of the other Loan Parties is a party or the Transaction Documents to which any Borrower or any of the other Loan Parties is a party other than filings and recordings to perfect the security interest of the Lenders created by the Security Documents and other than those set forth on
Schedule 5.4. All of such consents, authorizations, filings, notices and other acts set forth on Schedule 5.4 have been heretofore received, made, given or completed except for such consents, authorizations, filings, notices and other acts that a Borrower's or other Loan Party's failure to failure to receive, make, give or complete could not reasonably be expected to have a Material Adverse Effect. This Agreement has been duly executed and delivered by each Borrower, and each of the other Loan Documents to which each Borrower or any of the other Loan Parties is a party and each of the Transaction Documents to which each Borrower or any of the other Loan Parties is a party will be duly executed and delivered by such Borrower or such other Loan Party. This Agreement constitutes a legal, valid and binding obligation of each Borrower, and each other Loan Document to which each Borrower or any of the other Loan Parties is a party and each of the Transaction Documents to which any Borrower or any of the other Loan Parties is a party when executed and delivered by such Borrower or such other Loan Party will constitute a legal, valid and binding obligation of such Borrower or such other Loan Party, enforceable against such Borrower or such other Loan Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  5.5 NO LEGAL BAR. The execution, delivery and performance of the Loan Documents to which any Borrower or any of the other Loan Parties is a party or the Transaction Documents to which any Borrower or any of the other Loan Parties is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of any Borrower or of any of the other Loan Parties and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than the Loan Documents). Schedule 5.5 constitutes a complete list of all material Contractual Obligations to which any Loan Party is a party and all orders and decrees of courts which are applicable to or binding on any Loan Party or to which any Loan Party or any of its property is subject.

                  5.6 NO MATERIAL LITIGATION. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Borrower, threatened by or against any Borrower or any of the other Loan Parties or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, (b) on the Closing Date, with respect to any of the Transaction Documents or (c) which could reasonably be expected to have a Material Adverse Effect.

                  5.7 NO DEFAULT. No Borrower nor any of the other Loan Parties is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  5.8 OWNERSHIP OF PROPERTY; LIENS. Each of the Borrowers and the other Loan Parties has good record and marketable title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien except as permitted by subsection 8.3. Except as set forth on Schedule 5.8, the properties to be encumbered by the Mortgages pursuant to subsection 7.10(a) constitute all of the material real properties owned in fee by the Borrowers and the other Loan Parties.

                  5.9 INTELLECTUAL PROPERTY. Each Borrower and each of the other Loan Parties owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "INTELLECTUAL PROPERTY"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, except for such claims which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, nor does any Borrower know of any valid basis for any such claim. The use of such Intellectual Property by each Borrower and the other Loan Parties does not infringe on the rights of any Person, except for such infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  5.10 NO BURDENSOME RESTRICTIONS. No Requirement of Law or Contractual Obligation of any Borrower or any of the other Loan Parties could reasonably be expected to have a Material Adverse Effect.

                  5.11 TAXES. Each of the Borrowers and the other Loan Parties has filed or caused to be filed all United States federal income tax returns and all other material tax returns which, to the knowledge of the Borrowers, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any taxes, fees or other charges (i) with respect to which the failure to pay, in the aggregate, could not reasonably be expected to have a Material Adverse Effect or (ii) the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Borrower or any of the other Loan Parties, as the case may
be); no tax Lien has been filed, and, to the knowledge of any Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

                  5.12 FEDERAL RESERVE REGULATIONS. No part of the proceeds of any Revolving Credit Loans or other extensions of credit hereunder have been or will be used for any purpose which violates the provisions of the Regulations of the Board of Governors of the Federal Reserve System, including, without limitation, Regulation G or Regulation U thereunder. If requested by any Lender or the Administrative Agent, each Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

                  5.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of an insufficiently funded Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five year period. The present value of all accrued benefits under all Single Employer Plans taken as a whole does not exceed the value of the assets of such Single Employer Plans by more than $75,000,000. Neither any Borrower nor any Commonly Controlled Entity has incurred or is expected to incur any liability for a complete or partial withdrawal from any Multiemployer Plan, and neither any Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA which could reasonably be expected to have a Material Adverse Effect if such Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. As of the Closing Date, and to the knowledge of any Borrower on any Borrowing Date thereafter, no such Multiemployer Plan is in Reorganization or Insolvent.

                  5.14 COLLATERAL. The provisions of each of the Security Documents, when executed and delivered, will constitute in favor of the Administrative Agent for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in all right, title, and interest of each Borrower or any of the other Loan Parties which is a party to such Security Document, as the case may be, in the Collateral described in such Security Document. As of the Closing Date, all Equipment and Inventory (as each of such terms is defined in the Guarantee and Collateral Agreement) of the Borrowers and each of its Subsidiaries will be kept at, or will be in transit to, the locations listed on
Schedule 5.14, and when financing statements have been filed in the offices in the jurisdictions listed in Schedule 3 to the Guarantee and Collateral Agreement, when appropriate filings have been made in the U.S. Patent and Trademark Office and the U.S. Copyright Office, and when such other actions as are described in each of the Security Documents have been taken in accordance with the Security Documents, the security interest created by each of the Security Documents shall constitute a perfected security interest in all right, title and interest of each Borrower or such other Loan Parties, as the case may be, in the Collateral described therein, and except for Liens existing on the Closing Date which are permitted by subsection 8.3 and whose priority cannot be superseded by the provisions hereof or of any Security Document and the filings hereunder or thereunder, a perfected first lien on, and security interest in, all right, title and interest of such Borrower or such other Loan Parties, as the case may be, in the Collateral described in each Security Document.

                  5.15 INVESTMENT COMPANY ACT; OTHER REGULATIONS. No Borrower is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Borrower is subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

                  5.16 SUBSIDIARIES AND JOINT VENTURES. Schedule 5.16 hereto sets forth all of the Subsidiaries of each Borrower, and all of the joint ventures in which each Borrower or any of its Subsidiaries has an interest, at the Closing Date, after giving effect to the Transaction, the jurisdiction of their incorporation and the direct or indirect ownership interest of each Borrower therein.

                  5.17 PURPOSE OF REVOLVING CREDIT LOANS. The proceeds of the Revolving Credit Loans shall be used for the general corporate purposes of the Borrowers and their Subsidiaries in the ordinary course of business.

                  5.18 ENVIRONMENTAL MATTERS. Other than exceptions to any of the following that would not, individually or in the aggregate, reasonably be expected to give rise to a Material Adverse Effect:

                  (i) The Borrowers and the other Loan Parties: (A) are, and within the period of all applicable statutes of limitation have been, in compliance with all ap-plicable Environmental Laws; (B) hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations or for any property owned, leased, or otherwise operated by any of them and have no reason to believe that they will not be able to timely obtain without material expense all such Environmental Permits required for planned operations; (C) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (D) have no reason to believe that: any of their Environmental Permits will not be, or will entail material expense to be, timely renewed or complied with; any additional Environmental Permits that may be required of any of them will not be, or will entail material expense to be, timely granted or complied with; or that compliance with any Environmental Law that is applicable to any of them will not be, or will entail material expense to be, timely attained and maintained.

                  (ii) Materials of Environmental Concern have not been generated, transported, disposed of, emitted, discharged, or otherwise released or threatened to be released, to or at any real property presently or formerly owned, leased or operated by any Borrower or any of the other Loan Parties or, to the best knowledge of any Borrower, at any other location, which could reasonably be expected to (A) give rise to liability of any Borrower or any of the other Loan Parties under any applicable Environmental Law, or (B) interfere with any Borrower's or any other Loan Party's planned or continued operations, or (C) impair the fair saleable value of any real property owned or leased by any Borrower or any other Loan Parties.

                  (iii) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under any Environmental Law to which any Borrower or any of the other Loan Parties is named as a party that is pending or, to the knowledge of any Borrower, threatened.

                  (iv) No Borrower nor any of the other Loan Parties has received any written request for information, or been notified that it is a potentially responsible party, under the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or received any other written request for information with respect to any actual or potential liability for, or violation caused by any, Materials of Environmental Concern.

                  (v) No Borrower nor any of the other Loan Parties has entered into or agreed to any consent decree, order, or settlement or other agreement, nor is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law, as to which any obligation has not been fully and finally resolved.

                  (vi) No Borrower nor any of its Subsidiaries has assumed or retained, by contract or, to the best knowledge of any Borrower, by operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any applicable Environmental Law or with respect to any Material of Environmental Concern.

                  5.19 REGULATION H. Except as otherwise disclosed in writing to the Administrative Agent, no Mortgage to be delivered pursuant to subsection 7.10(a) encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

                  5.20 NO MATERIAL MISSTATEMENTS. The written information (including, without limitation, the Confidential Information Memorandum dated November 1996 relating to the Revolving Credit Facilities), reports, financial statements, exhibits and schedules furnished by or on behalf of the Borrowers and each other Loan Party to the Administrative Agent and the Lenders in connection with the negotiation of any Loan Document or any Transaction Document or included therein or delivered pursuant thereto do not contain, and will not contain as of the Closing Date, any material misstatement of fact and do not, taken as a whole, omit, and will not, taken as a whole, omit as of the Closing Date, to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading. It is understood that no representation or warranty is made concerning the forecasts, estimates, PRO FORMA information, projections and statements as to anticipated future performance or conditions, and the assumptions on which they were based, contained in any such information, reports, financial statements, exhibits or schedules, except that as of the date such forecasts, estimates, PRO FORMA information, projections and statements were generated, (a) such forecasts, estimates, PRO FORMA information, projections and statements were based on the good faith assumptions of the management of the Borrowers and (b) such assumptions were believed by such management to be reasonable.


                         SECTION 6. CONDITIONS PRECEDENT

                  6.1 CONDITIONS TO INITIAL EXTENSION OF CREDIT. The agreement of each Lender to make the initial Revolving Credit Loans or other extensions of credit requested to be made by it hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Revolving Credit Loans or other extensions of credit on the Closing Date, of the following conditions precedent:

                  (a) LOAN DOCUMENTS. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of each Borrower, with a counterpart for each Lender, (ii) for the account of each of the Lenders which has requested a Note pursuant to subsection 2.2, a Revolving Credit Note conforming to the requirements hereof and executed and delivered by a duly authorized officer of each Borrower, (iii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of each party thereto, with a counterpart or a conformed copy for each Lender,
         (iv) the Copyright, Patent and Trademark Security Agreement, executed and delivered by a duly authorized officer of each Borrower, and the other signatories thereto, with a counterpart or a conformed copy for each Lender, (v) the CNG Guarantee and Cash Collateral Agreement, executed and delivered by a duly authorized officer of CNG, with a counterpart or conformed copy for each Lender and (vi) an agreement with CoreStates Bank N.A. ("CORESTATES") whereby CoreStates acknowledges the security interest of the Administrative Agent in all amounts deposited in the operating account maintained by CNG with CoreStates, in substantially the form of Exhibit A to the CNG Guarantee and Cash Collateral Agreement or such other form as is reasonably acceptable to the Administrative Agent.

                  (b) CONSUMMATION OF THE TRANSACTION. (i) The Acquisition shall have been consummated for an aggregate purchase price not exceeding $220,000,000 (subject to adjustment), (ii) CNC shall have received approximately 96,477,350 Netherlands Guilders in cash and a promissory note in the principal amount of 6,442,650 Netherlands Guilders from the sale of the European Business, (iii) CNC shall have sold all of the capital stock of Pearle and PSC to CNG (iv) and all other transactions in connection with the Transaction shall have been consummated and the Lenders shall be reasonably satisfied with the terms and conditions of the Transaction Documents, including, without limitation, any amendment or modification thereto (or any other change to the structure of the Transaction from that set forth in the Commitment Letter), and the Lenders shall be reasonably satisfied that such terms and conditions shall have been complied with and satisfied in all material respects and that the Transaction shall have been consummated in accordance with such terms and conditions in all material respects.

                  (c) PROCEEDS OF ISSUANCE OF SENIOR SUBORDINATED NOTES. CNG shall have received the net proceeds from the issuance of at least $140,000,000 of principal amount of Senior Subordinated Notes and the terms and conditions (including, without limitation, terms and conditions relating to the interest rate, fees, amortization, maturity, subordination, covenants, events of default and remedies) of the Senior Subordinated Notes and the Senior Subordinated Notes Indenture shall be reasonably satisfactory in all material respects to the Lenders.

                  (d) TRANSACTION FEES. The aggregate amount of fees and expenses to be incurred in connection with the Transaction and the financing thereof shall not have been more than $14,000,000.

                  (e) TRANSACTION DOCUMENTS. The Administrative Agent shall have received, with a copy for each Lender, a complete copy, certified as true and correct by a Responsible Officer of the Borrowers, of each of the executed Transaction Documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) delivered on or prior to the Closing Date in connection with the Transaction and the financing thereof and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof in any material respect on or prior to the Closing Date.

                  (f) TERMINATION OF THE EXISTING CREDIT AGREEMENT. (i) All loans and other amounts outstanding under, and in respect of, the Existing Credit Agreement shall have been repaid in full, (ii) the commitments under the Existing Credit Agreement shall have been permanently terminated and all obligations under the Existing Credit Agreement and (iii) the Administrative Agent shall have received satisfactory evidence of such repayment, termination and discharge.

                  (g) FINANCIAL INFORMATION. The Lenders shall have received copies of and shall be reasonably satisfied, in form and substance, with the financial statements referred to in subsection 5.1, including, without limitation, the Pro Forma Balance Sheet. The Pro Forma Balance Sheet shall not be materially inconsistent with the forecasts previously provided to the Lenders.

                  (h) BUSINESS PLAN. The Administrative Agent shall have received, with copies for each of the Lenders, a satisfactory business plan for fiscal years 1997-2001 and a satisfactory written analysis of the business and prospects of the Borrowers and their Subsidiaries for the period from the Closing Date through the Revolving Credit Termination Date.

                  (i) AGING OF ACCOUNTS RECEIVABLE. The Administrative Agent shall have received, with copies for each Lender, an aging of the accounts receivable of the Borrowers and their Subsidiaries as at September 30, 1996, in a form acceptable to the Administrative Agent.

                  (j) CASH MANAGEMENT COLLECTION SYSTEM. The Borrowers shall have established a system of cash management collection accounts (including the operating account referred to in subsection 6.1(a)(vii)) satisfactory to the Administrative Agent (the "CASH MANAGEMENT COLLECTION SYSTEM") with certain banks into which (i) all cash and payments received by the Borrowers and their Subsidiaries are deposited and (ii) the obligors on all Accounts owed to the Borrowers and their Subsidiaries have been directed to make payments, and the Administrative Agent shall have received evidence satisfactory to it as to the existence of the Cash Management Collection System.

                  (k) GOVERNMENT AND THIRD PARTY CONSENTS. (i) All requisite Governmental Authorities and third parties shall have approved or consented to the Transaction, the financing therefor and the other transactions contemplated by the Loan Documents and the Transaction Documents to the extent required and (ii) all applicable waiting periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that has or could have a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Transaction or the other transactions contemplated by the Transaction Documents and the Loan Documents.

                  (l) BORROWING CERTIFICATE. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of the Borrowers, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrowers.

                  (m) CORPORATE PROCEEDINGS OF THE LOAN PARTIES. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of each of the Loan Parties authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party,
         (ii) in the case of the Borrowers, the borrowings contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Security Documents, certified by the Secretary or an Assistant Secretary of such Loan Party as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                  (n) INCUMBENCY CERTIFICATE OF THE LOAN PARTIES. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each of the Loan Parties, dated the Closing Date, as to the incumbency and signature of the officers of such Loan Party executing any Loan Document satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Loan Party.

                  (o) CORPORATE DOCUMENTS. The Administrative Agent shall have received, with a counterpart for each Lender, true and complete copies of the certificate of incorporation and by-laws of each of the Loan Parties, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party.

                  (p) CONSENTS, LICENSES AND APPROVALS. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of a Responsible Officer of the Borrowers (i) attaching copies of all consents, authorizations and filings set forth on Schedule 5.4, and
         (ii) stating that such consents, licenses and filings are in full force and effect, and each such consent, authorization and filing shall be in form and substance satisfactory to the Administrative Agent.

                  (q) FEES. The Administrative Agent and the Lenders shall have received the fees and expenses to be received on the Closing Date referred to in subsection 2.4.

                  (r) LEGAL OPINIONS. The Administrative Agent shall have received, with a counterpart for each Lender, the following executed legal opinions:

                        (i) the executed legal opinion of Jones, Day, Reavis &
                  Pogue, counsel to the Borrowers and the other Loan Parties, substantially in the form of Exhibit D, with such changes thereto as may be approved by the Administrative Agent; and

                       (ii) the executed legal opinion Amster, Rothstein &
                  Ebenstein, special copyright, patent and trademark counsel to the Administrative Agent and the Lenders, in form and substance reasonably satisfactory to the Administrative Agent.

         Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require. In addition, the Administrative Agent shall have received, with a copy for each Lender, the legal opinions referred to in Sections 7.1 and 7.2 of the Stock Purchase Agreement and the legal opinions delivered in connection with the issuance of the Senior Subordinated Notes.

                  (s) PLEDGED STOCK; STOCK POWERS; PLEDGED NOTES. The Administrative Agent shall have received the certificates representing the shares pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and the notes pledged pursuant to the Guarantee and Collateral Agreement, each endorsed in blank by a duly authorized officer of the pledgor thereof.

                  (t) ACTIONS TO PERFECT LIENS. The Administrative Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on Form UCC-1, necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Documents shall have been completed or that all such financing statements and other documents with respect to such filings, recordings, registrations and other actions shall have been delivered to the Administrative Agent.

                  (u) LIEN SEARCHES. The Administrative Agent shall have received the results of a recent search by a Person satisfactory to the Administrative Agent, of the Uniform Commercial Code, judgement and tax lien filings which may have been filed with respect to personal property of the Borrowers and their Subsidiaries, and the results of such search shall be satisfactory to the Administrative Agent.

                  (v) INSURANCE. The Administrative Agent shall have received evidence in form and substance satisfactory to it that all of the requirements of subsection 7.5 and Section 5.3 of the Guarantee and Collateral Agreement have been met.

                  (w) ENVIRONMENTAL CERTIFICATION. The Administrative Agent shall have received, with a copy for each Lender, a certification from a Responsible Officer of the Borrowers with respect to the Borrowers' potential environmental liabilities in form and substance satisfactory to the Administrative Agent.

                  6.2 CONDITIONS TO EACH EXTENSION OF CREDIT. The agreement of each Lender to make any Revolving Credit Loan or any other extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit), and of the Issuing Lender to issue any Letter of Credit requested to be issued by it on any date, is subject to the satisfaction of the following conditions precedent:

                  (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Borrowers and any other Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for representations and warranties stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date.

                  (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

                  (c) BORROWING BASE. The Administrative Agent shall have received the most recent Borrowing Base Certificate required to be delivered pursuant to subsection 7.2(e) and, after giving effect to the Revolving Credit Loans and other extension of credit requested to be made on such date and the Letters of Credit requested to be issued on such date, no Borrowing Base Deficiency would exist.

                  (d) ADDITIONAL MATTERS. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by and Letter of Credit issued on behalf of any Borrower hereunder shall constitute a representation and warranty by the Borrowers as of the date thereof that the conditions contained in this subsection have been satisfied.

                        SECTION 7. AFFIRMATIVE COVENANTS

                  Each Borrower hereby agrees that, on and after the Closing Date and so long as the Revolving Credit Commitments remain in effect or any Letter of Credit remains outstanding and unpaid or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, each Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

                  7.1  FINANCIAL STATEMENTS.  Furnish to each Lender:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrowers, a copy of the Consolidated balance sheets of CNG and its consolidated Subsidiaries as at the end of such year and the related Consolidated statements of income and Consolidated statements of retained earnings and of cash flows for such year and the Compliance Package, reported on, in the case of such Consolidated financial statements, without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Arthur Andersen LLP or other independent certified public accountants of nationally recognized standing; and

                  (b) as soon as available, but in any event within 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrowers, the unaudited Consolidated balance sheets of CNG and its consolidated Subsidiaries as at the end of such quarter, the related unaudited Consolidated statement of income for such quarter and the portion of the fiscal year through the end of such quarter and the related unaudited Consolidated statement of cash flows for the portion of the fiscal year through the end of such quarter and the Compliance Package, in each case, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

                  (c) as soon as available, but in any event not later than 30 days (or, in the event that such 30th day is not a Business Day, the next succeeding Business Day) after the end of each fiscal month of each fiscal year of the Borrowers (or, in the event that (i) such month
         (x) is the first month of a fiscal year or (y) is the last month of one of the first three fiscal quarters, not later than 45 days after the end of such month or (ii) such month is the last month of a fiscal year, not more than 60 days after the end of such month), the unaudited Consolidated balance sheets of CNG and its consolidated Subsidiaries as at the end of such month, the related unaudited Consolidated statement of income for such month and the portion of the fiscal year through the end of such month and the related unaudited Consolidated statement of cash flows for the portion of the fiscal year through the end of such month and the Compliance Package, in each case, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or Responsible Officer, as the case may be, and disclosed therein).

                  7.2  CERTIFICATES; OTHER INFORMATION.  Furnish to each Lender:

                  (a) concurrently with the delivery of the financial statements referred to in subsection 7.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in connection with their audit nothing has come to their attention to cause them to believe that any Borrower or any of their Subsidiaries failed to comply with the covenants contained in Section 8; PROVIDED, HOWEVER, that such audit shall not have been directed primarily toward obtaining knowledge of such noncompliance, except as specified in such certificate;

                  (b) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and (b), a certificate of a Responsible Officer ("COMPLIANCE CERTIFICATE") stating that, to the best of such Officer's knowledge, during such period (i) no Subsidiary has been formed or acquired (or, if any such Subsidiary has been formed or acquired, the relevant Borrower has complied with the requirements of subsection 7.10 with respect thereto), (ii) neither any Borrower nor any of their Subsidiaries has changed its name, its principal place of business, its chief executive office or the location of any material item of tangible Collateral without complying with the requirements of this Agreement and the Security Documents with respect thereto, (iii) each Borrower has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and (iv) each Borrower has set forth in reasonable detail any and all calculations necessary to show compliance with subsection 2.1(a) and all of the financial condition covenants set forth in subsections
         8.1 and 8.8, including, without limitation, calculations and reconciliations, if any, necessary to show compliance with such financial condition covenants on the basis of generally accepted accounting principles in the United States of America consistent with those utilized in preparing the audited financial statements referred to in subsection 5.1, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

                  (c) not later than 45 days after the end of each fiscal year of the Borrowers, a copy of the projections by CNG of the balance sheet, statement of income and statement of cash flows on a consolidated basis of CNG and its Subsidiaries for the next succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of sound financial planning practice and that such Officer has no reason to believe they are incorrect or misleading in any material respect;

                  (d) within ten days after the same are sent, copies of all financial statements and reports which CNC sends to its stockholders, and within ten days after the same are filed, copies of all financial statements and reports which CNC may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

                  (e) within 21 days after the end of each calendar month, a borrowing base certificate calculating the Borrowing Base as of the last day in such calendar month, substantially in the form of Exhibit G hereto (a "BORROWING BASE CERTIFICATE") executed by a Responsible Officer of the Borrowers; and

                  (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request as coordinated through the Administrative Agent.

                  7.3 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, including, without limitation, taxes, except where (a) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrowers or their Subsidiaries, as the case may be, or (b) the failure to so pay, discharge or otherwise satisfy such obligations could not, in the aggregate, be reasonably be expected to have a Material Adverse Effect.

                  7.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 8.5; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

                  7.5 MAINTENANCE OF PROPERTY; INSURANCE. Keep all property useful and necessary in its business in good working order and condition, reasonable wear and tear excepted; maintain with financially sound and reputable insurance companies insurance on all the Collateral in accordance with the requirements of Section 5.3 of the Guarantee and Collateral Agreement, Section 5 of each of the Mortgages and on all its other property in at least such amounts (including as to amounts of deductibles) and against at least such risks (but including in any event commercial general liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request by the Administrative Agent, full information as to the insurance carried.

                  7.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS.
(a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records, including without limitation, in connection with any collateral review or appraisal described in paragraph (b) below, at any reasonable time and upon reasonable notice and as often as may reasonably be desired (PROVIDED, however, that (i) the Lenders will arrange and coordinate each such visit through and with the Administrative Agent and (ii) so long as no Event of Default has occurred and is continuing, no more than two such visits and inspections shall be made during any fiscal year) and to discuss the business, operations, properties and financial and other condition of the Borrowers and their Subsidiaries with officers and employees of the Borrowers and their Subsidiaries and with its independent certified public accountants (PROVIDED that any officers or employees of the Borrowers shall be permitted to be present at any such discussions between representatives of any Lender and the Borrowers' independent certified public accountants).

                  (b) At any time upon the request of the Administrative Agent, permit the Administrative Agent or its professionals (including investment bankers, consultants, accountants, lawyers and appraisers) retained by the Administrative Agent to conduct evaluations and appraisals of (i) the Borrowers' practices in the computation of the Borrowing Base, (ii) the assets included in the Borrowing Base, (iii) systems and procedures relating to the Borrowing Base items, and (iv) other related procedures deemed necessary by the Administrative Agent and pay the reasonable fees and expenses in connection therewith (including, without limitation, the fees and expenses associated with services performed by the Administrative Agent's collateral monitoring department); provided, however, that the Administrative Agent shall not be entitled to conduct such evaluations and appraisals more frequently than twice per year unless (x) an Event of Default has occurred and is continuing or (y) the Administrative Agent reasonably determines in consultation with the Borrowers that any material event or material change has occurred with respect to the Loan Parties, their inventory practices or the performance of the Collateral and that as a result of such event or change more frequent evaluations or appraisals are required to effectively monitor the Borrowing Base, in which case the Borrowers will permit the Administrative Agent to conduct such evaluations and appraisals at such reasonable times and as often as may be reasonably requested, in each case so long as any Revolving Credit Loans or Letters of Credit shall be outstanding or shall have been requested by any Borrower hereunder.

                  (c) In connection with any evaluation and appraisal relating to the computation of the Borrowing Base, agree to maintain such additional reserves (for purposes of computing the Borrowing Base) in respect of Eligible Inventory and make such other adjustments to its parameters for including Eligible Inventory in the Borrowing Base as the Administrative Agent shall require based upon the results of such evaluation and appraisal, provided that the Administrative Agent shall specify to the Borrowers in writing the reasons for any such additional reserves or adjustments.

                  7.7 NOTICES. Promptly give notice to the Administrative Agent and each Lender of:

                  (a)  the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of any Borrower or any Subsidiary, including, without limitation, under the Senior Subordinated Notes or (ii) litigation, investigation or proceeding which may exist at any time between any Borrower or any Subsidiary and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting any Borrower or any Subsidiary (i) in which the amount involved is $5,000,000 or more and not covered by insurance or (ii) in which injunctive or similar relief is sought which could reasonably be expected to have a Material Adverse Effect;

                  (d) the following events, as soon as possible and in any event within 30 days after any Borrower knows or has reason to know thereof:
         (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or any Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

                  (e) any material adverse change in the business, operations, property, condition (financial or otherwise) or prospects of any Borrower and its Subsidiaries taken as a whole; and

                  (f) any (i) release or discharge by any Borrower or any of its Subsidiaries of any Materials of Environmental Concern required to be reported under applicable Environmental Laws to any Governmental Authority, unless Borrowers reasonably determine that the total Environmental Costs arising out of such release or discharge are unlikely to exceed $5,000,000 or to have a Material Adverse Effect;
         (ii) condition, circumstance, occurrence or event not previously disclosed in writing to the Administrative Agent that could result in liability under applicable Environmental Laws unless the Borrowers reasonably determine that the total Environmental Costs arising out of such condition, circumstance, occurrence or event are unlikely to exceed $5,000,000 or to have a Material Adverse Effect, or could result in the imposition of any Lien or other restriction on the title, ownership or transferability of any facilities and properties owned, leased or operated by any Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect; and (iii) proposed action to be taken by any Borrower or any of its Subsidiaries that would reasonably be expected to subject such Borrower or any of its Subsidiaries to any material additional or different requirements or liabilities under Environmental Laws, unless the Borrowers determine that the total Environmental Costs arising out of such proposed action are unlikely to exceed $5,000,000 or to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrowers propose to take with respect thereto.

                  7.8 ENVIRONMENTAL LAWS. (a) (i) Comply substantially with, and undertake all reasonable efforts to ensure substantial compliance by all tenants, subtenants, and contractors with, all applicable Environmental Laws;
(ii) obtain, comply substantially with and maintain any and all Environmental Permits necessary for its operations as conducted and as planned; and (iii) undertake all reasonable efforts to ensure that all tenants, subtenants, and contractors obtain, comply substantially with and maintain any and all Environmental Permits necessary for their operations as conducted and as planned, with respect to any property leased or subleased from, or operated by any Borrower or its Subsidiaries. For purposes of this subsection 7.8(a), each Borrower and its Subsidiaries shall be deemed to comply substantially, or require substantial compliance, with an Environmental Law or an Environmental Permit, PROVIDED that they comply with subsection 7.8(c) and that, upon learning of any actual or suspected noncompliance, such Borrower and any such affected Subsidiary shall promptly undertake all reasonable efforts, if any, to achieve compliance, and PROVIDED, FURTHER that in any case such noncompliance would not reasonably be expected to have a Material Adverse Effect.

                  (b) Promptly comply with all orders and directives of all Governmental Authorities issued to any Borrower or any of its Subsidiaries regarding Environmental Laws, other than any such order or directive as to which an appeal or other appropriate contest is or has been timely and properly taken, is being diligently pursued in good faith, and the pendency of such appeal or other appropriate contest would not reasonably be expected to have a Material Adverse Effect.

                  (c) Maintain, update as appropriate, and implement in all material respects an environmental program reasonably designed to (i) ensure that the Borrowers, their Subsidiaries, any of their respective operations (including, without limitation, disposal), and any properties owned, leased or operated by any of them, attain and remain in substantial compliance with all applicable Environmental Laws and (ii) reasonably and prudently manage any liabilities or potential liabilities that the Borrowers, any of the other Loan Parties, any of their respective operations (including, without limitation, disposal), and any properties owned or leased by any of them, may have under all applicable Environmental Laws.

                  7.9 FURTHER ASSURANCES. Upon the request of the Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Lenders, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law.

                  7.10 MORTGAGES; ADDITIONAL COLLATERAL. (a) Within 45 days after the Closing Date, deliver to the Administrative Agent (i) each of the Mortgages, each executed and delivered by a duly authorized officer of the party thereto, with a counterpart or a conformed copy for each Lender, (ii) in respect of each parcel covered by each Mortgage a mortgagee's title policy (or policies) or marked up unconditional binder for such insurance dated the Closing Date (1) in an amount reasonably satisfactory to the Administrative Agent, (2) issued at ordinary rates, (3) insuring that the Mortgage insured thereby creates a valid first Lien on such parcel free and clear of all defects and encumbrances, except those permitted by subsection 8.3 and such as may be approved by the Administrative Agent, (4) naming the Administrative Agent for the benefit of the Lenders as the insured thereunder, (5) in the form of ALTA Loan Policy - 1992,
(6) containing such endorsements and affirmative coverage as the Administrative Agent may request and (7) issued by title companies satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent), (iii) evidence satisfactory to the Administrative Agent that all premiums in respect of each such policy, and all charges for mortgage recording tax, if any, have been paid,
(iv) if reasonably requested by the Administrative Agent, a policy of flood insurance which (1) covers any parcel of improved real property located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the Flood Insurance Act of 1968, which is encumbered by any Mortgage, (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage which is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not earlier than the maturity of the indebtedness secured by such Mortgage and (v) confirmation that the relevant Loan Party has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board of Governors of the Federal Reserve System.

                  (b) With respect to any assets (or any interest therein) acquired after the Closing Date by any Borrower or any Subsidiary that are intended to be subject to the

Lien created by any of the Security Documents but which are not so subject, promptly (and in any event within 30 days after the acquisition thereof): (i) execute and deliver to the Administrative Agent such amendments to the relevant Security Documents or such other documents as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on such assets (or such interest therein), (ii) take all actions necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements and the recording of Mortgages in such jurisdictions as may be requested by the Administrative Agent, (iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, and (iv) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent surveys, title insurance and flood insurance as required by subsection 6.1.

                  (c) With respect to any Person that, subsequent to the Closing Date, becomes a Subsidiary, promptly upon the request of the Administrative
Agent: (i) execute and deliver to the Administrative Agent, for the benefit of the Lenders, a new pledge agreement or such amendments to the Guarantee and Collateral Agreement as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on the Capital Stock of such Subsidiary which is owned by any Borrower or any Subsidiary, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of such Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement or to a new security agreement, in each case pursuant to an annex to the Guarantee and Collateral Agreement or otherwise pursuant to documentation which is in form and substance satisfactory to the Administrative Agent, and (B) to take all actions necessary or advisable to cause the Lien created by the Guarantee and Collateral Agreement or such security agreement to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Administrative Agent and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i), (ii) and
(iii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (d) Each of Borrowers and each Subsidiary shall use reasonable efforts to obtain a Landlord Consent, at its own expense, with respect to each parcel of real property subject to Liens described in clause (c)(i) of the definition of "Eligible Inventory" leased by it existing on or after the Closing Date within 120 days after the Closing Date or upon its entering into a lease therefor.

                  7.11 SEPTEMBER 30, 1996 FINANCIAL STATEMENTS OF PEARLE. As soon as such statements are available but in no event later than December 15, 1996, the Borrowers shall deliver to the Lenders the audited Consolidated balance sheet of Pearle and its Subsidiaries as at September 30, 1996 and the related audited Consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by KPMG Peat Marwick LLP.


                          SECTION 8. NEGATIVE COVENANTS

                  Each Borrower hereby agrees that on and after the Closing Date and, so long as the Revolving Credit Commitments remain in effect or any Letter of Credit remains outstanding and unpaid or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, each Borrower shall not, and (except with respect to subsection 8.1) shall not permit any of its Subsidiaries to, directly or indirectly, and (with respect to subsection 8.1) shall not permit CNG to:

                  8.1  FINANCIAL CONDITION COVENANTS.

                  (a) LEVERAGE RATIO. Permit the Leverage Ratio as of the end of each fiscal quarter of CNG ending on or about any of the dates set forth below to be greater than the ratio set forth opposite such date below:

                  FISCAL QUARTER ENDING              LEVERAGE RATIO
                  ---------------------              --------------

                  January 31, 1997                   3.85 to 1.00

                  April 30, 1997                     3.75 to 1.00
                  July 31, 1997                      3.60 to 1.00
                  October 31, 1997                   3.45 to 1.00
                  January 31, 1998                   3.25 to 1.00

                  April 30, 1998                     3.10 to 1.00
                  July 31, 1998                      2.95 to 1.00
                  October 31, 1998                   2.80 to 1.00
                  January 31, 1999                   2.70 to 1.00

                  April 30, 1999                     2.60 to 1.00
                  July 31, 1999                      2.50 to 1.00
                  October 31, 1999                   2.40 to 1.00
                  January 31, 2000                   2.30 to 1.00

                  Thereafter                         2.20 to 1.00


                  (b) ADJUSTED INTEREST COVERAGE RATIO. Permit the Adjusted Interest Coverage Ratio as of the end of each fiscal quarter of CNG ending on or about any of the dates set forth below to be less than the ratio set forth opposite such date below:

                                                          Adjusted
                   Fiscal Quarter Ending              Interest Coverage Ratio
                   ---------------------              -----------------------

                   January 31, 1997                   1.40 to 1.00

                   April 30, 1997                     1.50 to 1.00
                   July 31, 1997                      1.55 to 1.00
                   October 31, 1997                   1.60 to 1.00
                   January 31, 1998                   1.65 to 1.00

                   April 30, 1998                     1.70 to 1.00
                   July 31, 1998                      1.75 to 1.00
                   October 31, 1998                   1.80 to 1.00
                   January 31, 1999                   1.85 to 1.00

                   April 30, 1999                     1.85 to 1.00
                   July 31, 1999                      1.90 to 1.00
                   October 31, 1999                   1.90 to 1.00
                   January 31, 2000                   1.95 to 1.00

                   Thereafter                         2.00 to 1.00

                  (c) MINIMUM CONSOLIDATED NET WORTH. Permit the Consolidated Net Worth of CNG as of the end of each fiscal quarter of CNG ending on or about any of the dates set forth below to be less than the amount set forth opposite such date below:

                   Fiscal Quarter Ending              Consolidated Net Worth
                   ---------------------              ----------------------

                   January 31, 1997                        $ 9,000,000

                   April 30, 1997                          $ 9,000,000
                   July 31, 1997                           $15,000,000
                   October 31, 1997                        $18,000,000
                   January 31, 1998                        $28,000,000

                   April 30, 1998                          $30,000,000
                   July 31, 1998                           $40,000,000
                   October 31, 1998                        $50,000,000
                   January 31, 1999                        $60,000,000




                   April 30, 1999                    $ 67,000,000
                   July 31, 1999                     $ 80,000,000
                   October 31, 1999                  $ 90,000,000
                   January 31, 2000                  $104,000,000

                   Thereafter                        $116,000,000

                  8.2 LIMITATION ON INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

               (a) Indebtedness of the Borrowers under this Agreement and any Revolving Credit Notes;

               (b) Indebtedness of any Borrower to any Subsidiary and of any Subsidiary to any Borrower or any other Subsidiary;

               (c) Indebtedness of the Borrowers and their Subsidiaries under Permitted Hedging Arrangements;

               (d) Indebtedness outstanding on the Closing Date and listed on
          Schedule 8.2(d) and any refinancings, refundings, renewals or extensions thereof; PROVIDED that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension;

               (e) Indebtedness of a Person which becomes a Subsidiary after the Closing Date; PROVIDED that (i) such Indebtedness existed at the time such Person became a Subsidiary and was not created in anticipation thereof and (ii) immediately after giving effect to the acquisition of such Person by a Borrower no Default or Event of Default shall have occurred and be continuing, and any refinancings, refundings, renewals or extensions thereof; PROVIDED that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension;

               (f) Indebtedness of up to an aggregate outstanding face amount of $10,000,000 of documentary letters of credit issued by CoreStates for the account of any Borrower or any Subsidiary;

               (g) Indebtedness consisting of Guarantee Obligations permitted under subsection 8.4;

               (h) Indebtedness of the Borrowers and their Subsidiaries incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) in an aggregate principal amount not exceeding as to the Borrowers and their Subsidiaries $15,000,000 at any time outstanding, PROVIDED that an aggregate amount not to exceed $7,500,000 of such Indebtedness may be incurred only in connection with the financing of a new warehouse facility relating to Cole Gift's business; and

                  (i) Indebtedness of the Borrowers and their Subsidiaries in an aggregate principal amount not exceeding as to the Borrowers and their Subsidiaries $10,000,000 at any time outstanding.

                  8.3 LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; PROVIDED that adequate reserves with respect thereto are maintained on the books of a Borrower or a Subsidiary, as the case may be, in conformity with GAAP;

                  (b) carrier's, warehousemen's, mechanic's, landlord's, materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of such Borrower or such Subsidiary conducted at the property subject thereto;

                  (f) Liens on the property or assets of a Person which becomes a Subsidiary after the Closing Date securing Indebtedness permitted by subsection 8.2(e); PROVIDED that (i) such Liens existed at the time such Person became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any property or assets of such Person after the time such corporation becomes a Subsidiary, and (iii) the amount of Indebtedness secured thereby is not increased;

                  (g)  Liens created pursuant to the Security Documents;

                  (h) Liens in existence on the Closing Date listed on Schedule 8.3(h), securing Indebtedness permitted by subsection 8.2(d); PROVIDED that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

                  (i) Liens arising by reason of any judgment, decree or order of any court or other Governmental Authority, if appropriate legal proceedings are being diligently prosecuted and shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired, in an aggregate amount not to exceed $5,000,000 at any time outstanding;

                  (j) leases and subleases of real property owned or leased by any Borrower or any Subsidiary not interfering with the ordinary conduct of the business of such Borrowers and their Subsidiaries;

                  (k) renewals, extensions and replacements of the Liens permitted under clauses (f), (h) and (j) above; PROVIDED that no such Lien shall as a result thereof cover any additional assets and the principal amount of Indebtedness secured thereby is not increased; and

                  (l) Liens securing Indebtedness of the Borrowers and their Subsidiaries permitted by subsection 8.2(h) incurred to finance the acquisition of fixed or capital assets; PROVIDED that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the principal amount of Indebtedness secured thereby is not increased.

                  8.4 LIMITATION ON GUARANTEE OBLIGATIONS. Create, incur, assume or suffer to exist any Guarantee Obligation except:

                  (a) Guarantee Obligations in existence on the Closing Date and listed on Schedule 8.4(a), and any refinancing, refundings, renewals or extensions thereof PROVIDED that the amount of such Guarantee Obligation shall not be increased at the time of such refinancing, refunding, extension or renewal;

                  (b) guarantees made in the ordinary course of its business by any Borrower or any of its Subsidiaries of obligations of any of the Subsidiaries, which obligations are otherwise permitted under this Agreement;

                  (c) the Guarantee and Collateral Agreement and any of the other Guarantees;

                  (d) Guarantee Obligations of a Person which becomes a Subsidiary after the Closing Date; PROVIDED that (i) such Guarantee Obligations existed at the time such Person became a Subsidiary and were not created in anticipation thereof and (ii) immediately after giving effect to the acquisition of such Person by a Borrower no Default or Event of Default shall have occurred and be continuing, and any refinancings, refundings, renewals or extensions thereof; PROVIDED that the amount of such Guarantee Obligations is not increased at the time of such refinancing, refunding, renewal or extension; and

                  (e) Guarantee Obligations of Pearle of Indebtedness of franchisees of Pearle, PROVIDED that the aggregate amount of such Guarantee Obligations outstanding at any time shall not exceed $3,000,000.

                  8.5 LIMITATION ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

                  (a) any Subsidiary of any Borrower may be merged or consolidated with or into any Borrower (PROVIDED that such Borrower shall be the continuing or surviving corporation) or with or into any one or more Wholly Owned Subsidiaries of any Borrower (PROVIDED that the Wholly Owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation);

                  (b) any Wholly Owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any Borrower or any other Wholly Owned Subsidiary of any Borrower; and

                  (c) sales and other dispositions of assets permitted by subsection 8.6(b).

                  8.6 LIMITATION ON SALE OF ASSETS. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than a Borrower or any Wholly Owned Subsidiary, except:

                  (a) the sale or other disposition of any property in the ordinary course of business;

                  (b) the sale or other disposition of any assets at fair market value;

                  (c) the sale or discount without recourse of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

                  (d)  as permitted by subsection 8.5(b); and

                  (e) dispositions resulting from any casualty or condemnation of any property.

                  8.7 LIMITATION ON DIVIDENDS. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of any Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of such Borrower or any Subsidiary, except for:

                  (a) dividends, payments or distributions solely in common stock of a Borrower;

                  (b) dividends to CNG in an amount sufficient to allow CNG to pay interest on the Senior Subordinated Notes and the CNG Notes in accordance with the terms of each thereof, PROVIDED that CNG actually uses such dividends to make such payments of interest;

                  (c) so long as no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to such dividend, dividends to CNG in an aggregate amount not to exceed $20,000,000 solely to allow CNG to repurchase CNG Notes and/or Senior Subordinated Notes without violating Section 9(m);

                  (d) so long as no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to such dividend, dividends to CNG in an aggregate amount not to exceed $4,000,000 solely to allow CNG or CNC to repurchase, redeem, or otherwise acquire or retire for value, any Capital Stock of CNG or CNC or any current or former Subsidiary of CNG held by any of CNG's (or any of its Subsidiaries') current or former employees;

                  (e) payments or distributions in respect of taxes, as provided in the Tax Sharing Agreement, to the extent actually used to pay taxes to a taxing authority; and

                  (f) dividends to CNG in an aggregate amount not to exceed an amount equal to .25% of the aggregate net sales of the Borrowers and their Subsidiaries for any fiscal year solely for the purpose of enabling CNC to pay the ordinary operating and administrative expenses of CNC (including all reasonable professional fees and expenses) in connection with complying with its reporting obligations and obligations to prepare and distribute business records in the ordinary course of business and CNC's costs and expenses relating to taxes (which taxes are attributable to the operations of CNG and its Subsidiaries or to CNC's ownership thereof) for such fiscal year; and

                  (g) so long as no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to such dividend, dividends to CNG other than dividends otherwise permitted under any of the foregoing clauses (a) through (f) in an aggregate amount not to exceed $8,000,000 in any fiscal year.

                  8.8 LIMITATION ON CAPITAL EXPENDITURES. Make any expenditure in respect of the purchase or other acquisition of fixed or capital assets (a "CAPITAL EXPENDITURE") except for expenditures in the ordinary course of business not exceeding, in the aggregate for the Borrowers and their Subsidiaries during any of the test periods set forth below, the amount set forth opposite such test period set forth below:


                Test Period                                        Amount
                -----------                                        ------

       February 2, 1997 - January 31, 1998                         $35,000,000
       February 1, 1998 -  January 30, 1999                        $40,000,000
       January 31, 1999 - January 29, 2000                         $45,000,000
       January 30, 2000 - Revolving Credit Termination Date        $45,000,000

                  8.9 LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment, in cash or by transfer of assets or property, in, any Person (each, an "INVESTMENT"), except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b) Investments in Cash Equivalents;

                  (c) loans and advances to employees of the Borrowers or their Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business;

                  (d) Investments by a Borrower in its Subsidiaries and Investments by such Subsidiaries in such Borrower and in other Subsidiaries of such Borrower;

                  (e) so long as no Default or Event of Default has occurred and is continuing or would occur after giving effect to such Investment, Investments in franchises in a business related to the optical business of Pearle and Cole Vision as conducted on the Closing Date in an aggregate amount not to exceed $7,500,000 during any fiscal year; and

                  (f) Investments, other than the purchase of CNG Notes or the Senior Subordinated Notes, in an aggregate amount not to exceed $5,000,000.

                  8.10 LIMITATION ON TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of such Borrower's or such Subsidiary's business and (c) upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

                  8.11 LIMITATION ON CHANGES IN FISCAL YEAR. Permit the fiscal year of the Borrowers to end on a day other than the Saturday closest to January 31 in any year.

                  8.12 LIMITATION ON NEGATIVE PLEDGE CLAUSES. Enter into with any Person any agreement, which prohibits or limits the ability of any Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than (a) this Agreement, (b) agreements in effect on the Closing Date, including, without limitation, the Senior Subordinated Notes Indenture, or any refinancing, refunding, renewal or extension thereof which is permitted hereunder, (c) customary non-assignment provisions under contracts to the extent such provisions prohibit or limit the ability to grant a Lien on the rights under such contracts, and (d) restrictions on granting Liens on assets under agreements to sell or otherwise dispose of such assets.

                  8.13 LIMITATION ON LINES OF BUSINESS. Enter into any business, either directly or through any Subsidiary or any joint venture, except for those businesses in which the Borrowers and their Subsidiaries are engaged on the Closing Date or which are related thereto.

                  8.14 LIMITATIONS ON CURRENCY AND COMMODITY HEDGING TRANSACTIONS. Enter into, purchase or otherwise acquire agreements or arrangements relating to currency, commodity or other hedging except, to the extent and only to the extent that, such agreements or arrangements are entered into, purchased or otherwise acquired in the ordinary course of business of any Borrower or any Subsidiary with reputable financial institutions and not for purposes of investment or speculation (any such agreement or arrangement permitted by this subsection, a "PERMITTED HEDGING ARRANGEMENT").

                  8.15 LIMITATION ON SALE LEASEBACKS. Enter into any arrangement with any Person providing for the leasing by any Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by such Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Borrower or such Subsidiary (such arrangement, a "SALE-LEASEBACK") except for Sale-Leasebacks in the ordinary course of such Borrower's or such Subsidiary's business, consistent with past practice and at market rates ("PERMITTED SALE-LEASEBACKS"). For the avoidance of doubt, Sale-Leasebacks that result in a Financing Lease shall be treated as Indebtedness for all purposes of this Agreement.

                  8.16 CHANGES TO CASH MANAGEMENT COLLECTION SYSTEM. Without the prior written consent of the Administrative Agent, make any changes to the Cash Management Collection System as in effect on the Closing Date that would adversely affect the interests of the Administrative Agent and the Lenders.


                          SECTION 9. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) Any Borrower shall fail to pay any principal of any Revolving Credit Loan or any Reimbursement Obligation when due in accordance with the terms thereof or hereof; or any Borrower shall fail to pay any interest on any Revolving Credit Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

                  (b) Any representation or warranty made or deemed made by any Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other written statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) Any Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in subsection 7.7(a) or Section 8; or

                  (d) Any Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 9), and such default shall continue unremedied for a period of 30 days; or

                  (e) Any Borrower or any Subsidiary shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Revolving Credit Loans and the Reimbursement Obligations) in excess of $5,000,000 or in the payment of any Guarantee Obligation in excess of $5,000,000, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

                  (f) (i) CNG, any Borrower or any Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or CNG, any Borrower or any Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against CNG, any Borrower or any Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against CNG, any Borrower or any Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) CNG, any Borrower or any Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) CNG, any Borrower or any Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Majority Lenders is likely to, incur any liability in connection with a withdraw-al from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                  (h) One or more judgments or decrees shall be entered against any Borrower or any Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (i) Except as, and to the extent, permitted by this Agreement,
         (i) any of the Security Documents or any of the other Loan Documents shall cease, for any reason, to be in full force and effect, or any Borrower or any other Loan Party which is a party to any of the Security Documents or any of the other Loan Documents shall so assert or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                  (j)  The occurrence of any Change of Control; or

                  (k) The Senior Subordinated Notes, for any reason, shall not be or shall cease to be validly subordinated, as provided therein and in the Senior Subordinated Notes Indenture, to the obligations of the Borrowers under this Agreement, any Revolving Credit Notes and the other Loan Documents; or

                  (l) CNG shall engage in any business other than the owning of the capital stock of the Borrowers and all actions incidental thereto or in connection therewith, including, without limitation, entering into the CNG Guarantee and Cash Collateral Agreement and the maintenance of cash management arrangements for the Borrowers and their Subsidiaries or CNG shall incur any material liabilities (other than the Senior Subordinated Notes or the CNG Notes); or

                  (m) CNG shall (i) make any optional payment or prepayment on or repurchase or redemption or purchase of the Senior Subordinated Notes or the CNG Notes (including, without limitation, any payment on account of, or for a sinking or other analogous fund for the repurchase, redemption, defeasance or other acquisition thereof) other than (so long as no Default or Event of Default has occurred and is continuing or would occur as a result of such repurchase) repurchases by CNG of such of the CNG Notes and/or Senior Subordinated Notes that it is able to repurchase for an aggregate purchase price (including fees and expenses incurred in connection with such repurchase) not to exceed $20,000,000, (ii) amend, modify or change, or consent or agree to any material amendment, modification or change to any of the terms of the Senior Subordinated Notes or the CNG Notes (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon), (iii) amend, modify or change or consent or agree to any amendment, modification or change to the subordination provisions or to any of the other provisions of the Senior Subordinated Notes Indenture, or (iv) amend, modify or change or consent to or agree to any amendment, modification or change to any of the provisions of the Transaction Documents (other than the Senior Subordinated Notes Indenture) which would adversely affect the Lenders; or

                  (n) CNC shall amend, modify or change or consent to or agree to any amendment, modification or change to any of the provisions of the Transaction Documents (other than the Senior Subordinated Notes Indenture) which would adversely affect the Lenders;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section with respect to any Borrower, automatically the Revolving Credit Commitments shall immediately terminate and automatically the Revolving Credit Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrowers declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrowers, declare the Revolving Credit Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Revolving Credit Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable.

                  With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrowers shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrowers hereby grant to the Administrative Agent, for the benefit of the Issuing Lender and the L/C Participants, a security interest in such cash collateral to secure all obligations of the Borrowers under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrowers hereunder and under the Revolving Credit Notes. Within three days after all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrowers hereunder and under the Revolving Credit Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrowers. The Borrowers shall execute and deliver to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of the within security interest in such cash collateral account.

                  Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                      SECTION 10. THE ADMINISTRATIVE AGENT

                  10.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints CIBC as the Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes CIBC as the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against either the Administrative Agent.

                  10.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  10.3 EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such

Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrowers.

                  10.4 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by it. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Revolving Credit Loans.

                  10.5 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof, reasonably promptly thereof to the Lenders. The Administrative Agent shall take such action reasonably promptly with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  10.6 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrowers or any other Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of any Borrower and made its own decision to make its Revolving Credit Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of any Borrower or any of the other Loan Parties and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Borrower or any of the other Loan Parties which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  10.7 INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrowers or any of the other Loan Parties and without limiting the obligation of the Borrowers or any of the other Loan Parties to do so), ratably according to their respective Revolving Credit Commitment Percentages in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Revolving Credit Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Revolving Credit Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions,




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judgments, suits, costs, expenses or disbursements resulting from the
Administrative Agent's gross negligence or willful misconduct, as the case may be. The agreements in this subsection shall survive the payment of the Revolving Credit Loans and all other amounts payable hereunder.

                  10.8 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as if the Administrative Agent was not the Administrative Agent hereunder and under the other Loan Documents. With respect to the Revolving Credit Loans made by it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

                  10.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent (provided that it shall have been approved by the Borrowers), shall succeed to the rights, powers and duties of the Administrative Agent hereunder. Effective upon such appointment and approval, the term "Administrative Agent" shall mean such successor agent, such former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Revolving Credit Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrative Agent under this Agreement and the other Loan Documents.

                  10.10 ISSUING LENDER. The provisions of this Section 10 shall apply to the Issuing Lender in its capacity as such to the same extent that such provisions apply to the Administrative Agent.

                  10.11 RELEASES OF GUARANTEES AND COLLATERAL. In connection with the sale or other disposition of all of the Capital Stock of any Guarantors (other than CNG) permitted under subsection 8.6 or the sale or other disposition of Collateral permitted under subsection 8.6, the Administrative Agent shall, and is hereby authorized by the Lenders to, promptly, upon the request of the Borrowers and at the sole expense of the Borrowers, take all actions reasonably necessary to release such Guarantor from its guarantee contained in the Guarantee and Collateral Agreement or its Guarantee or to release the Collateral subject to such sale or other disposition, as the case may be, and shall take any other actions reasonably requested by the Borrowers to effect the transactions permitted under subsection 8.6.




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                                                                              85





                            SECTION 11. MISCELLANEOUS

                  11.1 AMENDMENTS AND WAIVERS. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrowers and the other Loan Parties written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of amending, supplementing or modifying any provisions of this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrowers hereunder or thereunder or (b) waive, on such terms and conditions as the Majority Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, supplement or modification shall:


                         (i) reduce the amount or extend the scheduled date of maturity of any Revolving Credit Loan or any installment thereof or any Reimbursement Obligation or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Revolving Credit Commitments, in each case without the consent of each Lender affected thereby; or

                        (ii) amend, modify or waive any provision of this subsection 11.1 or reduce the percentage specified in the definition of Majority Lenders, or consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release all or substantially all of the guarantee obligations contained in the Guarantee and Collateral Agreement, the CNG Guarantee and Cash Collateral Agreement and the other Guarantees or release all or substantially all of the Collateral (other than in connection with any release permitted by subsection 10.11), in each case without the written consent of all the Lenders; or

                       (iii) amend, modify or waive any provision of Section 10 without the written consent of the then Administrative Agent; or

                        (iv) amend, modify or waive the provisions of any Letter of Credit or any L/C Obligation without the written consent of the Issuing Lender.

                  Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the Administrative Agent and all future holders of the Revolving Credit Loans. In the case of any waiver, the Borrowers, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

                  11.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand or by overnight courier, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrowers and the Administrative Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

         The Borrowers:

                           c/o Cole National Group, Inc.
                           5915 Landerbrook Drive
                           Mayfield Heights, Ohio 44124
                           Attention:  Joseph Gaglioti
                           Fax: (216) 461-3489

         with a copy to:

                           Jones, Day, Reavis & Pogue
                           North Point
                           901 Lakeside Avenue
                           Cleveland, Ohio 44114
                           Attention:  David P. Porter, Esq.
                           Fax: (216) 579-0212

         The Administrative Agent:

                           Canadian Imperial Bank of Commerce
                           425 Lexington Avenue
                           7th Floor
                           New York, New York  10017
                           Attention:  Melissa Roedel
                           Fax:  (212) 856-3763

PROVIDED that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.3, 2.5, 3.2, 4.2, 4.4 or 4.8 shall not be effective until received.

                  11.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  11.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Loan Documents (or in any amendment, modification or supplement hereto or thereto) and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Revolving Credit Loans hereunder.

                  11.5 PAYMENT OF EXPENSES AND TAXES. The Borrowers agree, jointly and severally, (a) to pay or reimburse the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby (including the syndication of the Revolving Credit Commitments (including the reasonable expenses of the Administrative Agent's due diligence investigation)), including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all their respective costs and expenses incurred in connection with the enforcement of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to the respective Lenders and the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective directors, trustees, officers, employees and agents harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents, the Transaction Documents or the use or proposed use of the proceeds of the Revolving Credit Loans in connection with the transactions contemplated hereby and thereby and any such other documents regardless of whether the Administrative Agent or any Lender is a party to the litigation or other proceeding giving rise thereto, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Borrower, any of its Subsidiaries or any of the facilities and properties owed, leased or operated by any Borrower or any of its Subsidiaries (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), PROVIDED that the Borrowers shall have no obligation hereunder to the Administrative Agent or any Lender or any other Person with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the party seeking indemnification. The agreements in this subsection shall survive repayment of the Revolving Credit Loans and all other amounts payable hereunder.

                  11.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Administrative Agent and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender may, in the ordinary course of its business or investment activities and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Revolving Credit Loan owing to such Lender, any Revolving Credit Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. Each Lender which sells a participating interest hereunder shall notify the Borrowers of the identity of such Participant within a reasonable time after such sale. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Revolving Credit Loan for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document except for those matters specified in clauses (i) and (ii) of the proviso to subsection 11.1. The Borrowers agree that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, PROVIDED that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 11.7(a) as fully as if it were a Lender hereunder. The

Borrowers also agree that each Participant shall be entitled to the benefits of subsections 4.10, 4.11 and 4.12 with respect to its participation in the Revolving Credit Commitments and the Revolving Credit Loans outstanding from time to time as if it was a Lender; PROVIDED that, in the case of subsection 4.11, such Participant shall have complied with the requirements of said subsection and PROVIDED, FURTHER that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender may, in the ordinary course of its business or investment activities and in accordance with applicable law, at any time and from time to time assign to any Lender or any branch or affiliate thereof or, with the consent of the Borrowers and the Administrative Agent (which in each case shall not be unreasonably withheld or delayed), to an additional bank or financial institution (an "ASSIGNEE") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit F, executed by such Assignee and such assigning Lender (and, in the case of an Assignee that is not then a Lender or a branch or an affiliate thereof, by the Borrowers and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register, PROVIDED that, in the case of any such assignment to an additional bank or financial institution, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Revolving Credit Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the Available Revolving Credit Commitment being assigned shall not be less than $5,000,000 (or such lesser amount as may be agreed to by the Borrowers and the Administrative Agent). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Revolving Credit Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto but shall nonetheless continue to be entitled to the benefits of subsections 4.10, 4.11, 4.12 and 11.5). Notwithstanding any provision of this paragraph (c) and paragraph (e) of this subsection, the consent of the Borrowers shall not be required, and, unless requested by the Assignee and/or the assigning Lender, new Revolving Credit Notes shall not be required to be executed and delivered by the Borrowers, for any assignment which occurs at any time when any of the Events of Default described in Section 9(f) shall have occurred and be continuing.

                  (d) The Administrative Agent, on behalf of the Borrowers, shall maintain at the address of the Administrative Agent referred to in subsection 11.2 a copy of each

Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitments of, and principal amounts of the Revolving Credit Loans owing to, and any Revolving Credit Notes evidencing the Revolving Credit Loans owned by, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Revolving Credit Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Revolving Credit Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrowers and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall promptly accept such Assignment and Acceptance and record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrowers. Such Assignment and Acceptance and the assignment evidenced thereby shall only be effective upon appropriate entries with respect to the information contained therein being made in the Register pursuant to subsection 11.6(d).

                  (f) The Borrowers authorize each Lender to disclose to any Participant or Assignee (each, a "TRANSFEREE") and any prospective Transferee, subject to such Person agreeing to comply with the provisions of subsection 11.15, any and all financial and other information in such Lender's possession concerning the Borrowers and their Affiliates which has been delivered to such Lender by or on behalf of the Borrowers pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrowers in connection with such Lender's credit evaluation of the Borrowers and their Affiliates prior to becoming a party to this Agreement.

                  (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Revolving Credit Loans and Revolving Credit Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Revolving Credit Loan or Revolving Credit Note to any Federal Reserve Bank in accordance with applicable law.

                  11.7 ADJUSTMENTS; SET-OFF. (a) If any Lender (a "BENEFITTED LENDER") shall at any time receive any payment of all or part of its Revolving Credit Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Revolving Credit Loans or the Reimbursement Obligations owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest (or, at the option of such benefitted Lender, a direct interest) in such portion of each such other Lender's Revolving Credit Loan or the Reimbursement Obligations owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount remaining unpaid (including, without limitation, any amount owing to such Lender in respect of an undivided interest purchased by such Lender in any draft paid by the Issuing Lender under any Letter of Credit pursuant to subsection 3.4(a)) after it becomes due and payable by the Borrowers hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any affiliate, branch or agency thereof to or for the credit or the account of any Borrower. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such set-off and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

                  11.8 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrowers and the Administrative Agent.

                  11.9 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  11.10 INTEGRATION. This Agreement and the other Loan Documents and the Fee Letter represent the agreement of the Borrowers, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents or the Fee Letter.

                  11.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  11.12 SUBMISSION TO JURISDICTION; WAIVERS. Each Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Borrower at its address set forth in subsection 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any exemplary, punitive or consequential damages.

                  11.13 ACKNOWLEDGEMENTS. Each Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to such Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and such Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.

                  11.14 WAIVERS OF JURY TRIAL. EACH BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  11.15 CONFIDENTIALITY. Each Lender agrees to keep confidential any written information (a) provided to it by or on behalf of the Borrowers or any of their Subsidiaries pursuant to or in connection with this Agreement or
(b) obtained by such Lender based on a review of the books and records of the Borrowers or any of their Subsidiaries; PROVIDED that nothing herein shall prevent any Lender from disclosing any such information (i) to the Administrative Agent or any other Lender, (ii) to any Transferee or prospective Transferee which agrees to comply with the provisions of this subsection, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender or as shall be required pursuant to any Requirement of Law, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) in connection with any litigation to which such Lender is a party, (vii) which has been publicly disclosed other than in breach of this Agreement, or (viii) to the extent reasonably necessary, in connection with the exercise of any remedy hereunder; PROVIDED, however, that, if such Lender or any Person to whom such Lender supplies any such information becomes legally compelled to disclosed any such information or otherwise intends to disclose any such information in any of the circumstances contemplated by clauses (iv), (v),
(vi) or (vii) above, such Lender agrees to provide the Borrowers as promptly as practicable with prior written notice of such compelled or intended disclosure.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                        COLE VISION CORPORATION


                                        By:      ______________________________
                                                 Title:

                                        THINGS REMEMBERED, INC.


                                        By:      ______________________________
                                                 Title:

                                        COLE GIFT CENTERS, INC.


                                        By:      ______________________________
                                                 Title:

                                        PEARLE, INC.


                                        By:      ______________________________
                                                 Title:

                                        PEARLE SERVICE CORPORATION


                                        By:      ______________________________
                                                 Title:

                                        CANADIAN IMPERIAL BANK OF
                                          COMMERCE, NEW YORK AGENCY,
                                          as Administrative Agent


                                        By:      ______________________________
                                                 Title:

                                        CIBC INC.

                                        By:      ______________________________
                                                 Title:

                                        CREDIT SUISSE


                                        By:      ______________________________
                                                 Title:


                                        By:      ______________________________
                                                 Title:

                                        NATIONSBANK, N.A.


                                        By:      ______________________________
                                                 Title: